As filed with the Securities and Exchange Commission on October 15, 1997


                                                     Registration No. 333-34941

--------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                               ---------------

                                 Amendment No. 1


                                        to

                                     FORM S-3
                              REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933
                                 ---------------

                             HVIDE MARINE INCORPORATED
                Florida                                        65-0524593
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                  ---------------

                                HVIDE CAPITAL TRUST
               Delaware                                     TO BE APPLIED FOR
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                     Identification No.)
                                 ---------------

                         2200 Eller Drive, P.O. Box 13038
                          Fort Lauderdale, Florida 33316
                                  (954) 523-2200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                ---------------
                                  J. Erik Hvide
                 Chairman, President, and Chief Executive Officer
                         2200 Eller Drive, P.O. Box 13038
                          Fort Lauderdale, Florida 33316
                                  (954) 523-2200
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                                ---------------
                           Copies of communications to:
                                  Michael Joseph
                                Dyer Ellis & Joseph
                           600 New Hampshire Ave., N.W.
                               Washington, DC 20037
                                  (202) 944-3000
                                 ---------------

         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           CALCULATION OF REGISTRATION FEE:


                                                                           Proposed          Proposed
                                                                            maximum           maximum
                  Title of each                                         offering price       aggregate         Amount of
               class of securities                     Amount to be           per            offering        registration
                 to be registered                       registered        security(1)        price(1)             fee
6 1/2% Trust Convertible Preferred Securities
 of Hvide Capital Trust...........................      2,300,000        $50.00(1)(2)      $115,000,000       $34,849.00
                                                         preferred                            (1)(2)
                                                        securities
Convertible Subordinated Debentures of
 Hvide Marine Incorporated........................         (3)                (3)               (3)               --
Class A Common Stock, par value $0.001 per
 share, of Hvide Marine Incorporated..............  4,035,120 shs. (4)        (4)               (4)               (4)
Preferred Securities Guarantee of Hvide
 Marine Incorporated..............................         (5)                (5)               (5)               (5)

Class A Common Stock, par value $0.001 per
share, of Hvide Marine Incorporated...............       141,760            35.125           4,979,320         1,508.88
==================================================  ==================  ===============  ================= =================
Total.............................................       2,441,760        100%(1)(2)       $119,979,320      $36,357.88(6)
==================================================  ==================  ===============  ================= =================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 of the Securities Act.

(2)  Exclusive  of  accrued interest and  distributions,  if any.

(3) $115,000,000 in aggregate principal amount of 6 1/2% Convertible Subordinated Debentures due 2012 (the "Debentures") issued by Hvide Marine Incorporated, were issued and sold to Hvide Capital Trust, a Delaware statutory business trust (the "Issuer"), in connection with the issuance by the Issuer of its 6 1/2% Trust Convertible Preferred Securities (the "Preferred Securities"). The Debentures may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.

(4) The Preferred Securities are convertible into Class A Common Stock, $0.001 par value per share (the "Class A Common Stock"), of Hvide Marine
     Incorporated (the "Company"). Each Preferred Security is initially convertible into 1.7544 shares of Class A Common Stock, subject to adjustment under certain circumstances. This registration statement includes such additional shares of Class A Common Stock as may be issuable pursuant to such adjustments.

(5) Includes the obligation of the Company under the Guarantee (as defined herein) and certain back-up undertakings under (i) the Indenture (as defined herein) pursuant to which the Debentures were issued, (ii) the Debentures and (iii) the Amended and Restated Trust Agreement of the Issuer, including the Company's obligation under such Indenture to pay costs, expenses, debts and liabilities of the trust (other than with respect to the Preferred Securities and the Common Securities of the Issuer), which in the aggregate provide a full and unconditional guarantee of amounts due on the Preferred Securities. No separate consideration will be received for the Guarantee and such back-up undertakings. The Guarantee is not traded separately.


(6) Of this amount, $34,849 was previously paid. Accordingly the balance of $1,508.88 is being paid herewith.


                               ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

PROSPECTUS            SUBJECT TO COMPLETION, DATED OCTOBER 15, 1997

           , 1997

                            2,300,000 Preferred Securities
                                  Hvide Capital Trust
                      6 1/2% Trust Convertible Preferred Securities
                  (Liquidation Preference $50 per Preferred Security)
                                          and

                                   4,176,880 Shares

                               Hvide Marine Incorporated
                                 Class A Common Stock

     (Including 4,035,120 Shares Issuable Upon Conversion of the Preferred
                                     Securities)


         This Prospectus relates to the resale by the holders thereof of 6 1/2% Trust Convertible Preferred Securities (the "Preferred Securities"), which represent undivided beneficial interests in the assets of Hvide Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer" or the "Trust"), and the shares of Class A Common Stock, par value $0.001 per share (the "Hvide Class A Common Stock" or "Class A Common Stock"), of Hvide Marine Incorporated, a Florida corporation ("Hvide" or the "Company"), issuable upon conversion of the Preferred Securities. The Preferred Securities were issued and sold by the Issuer on June 27, 1997 (the "Original Offering") to Donaldson, Lufkin & Jenrette Securities Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated, and Raymond James & Associates, Inc. (the "Initial Purchasers") and were simultaneously resold by the Initial Purchasers in transactions exempt from the Securities Act of 1933, as amended (the "Securities Act"). The Preferred Securities are traded in the Private Offering, Resale and Trading through Automated Linkages ("PORTAL") Market. All of the beneficial interests in the assets of the Issuer represented by common securities of the Issuer (the "Common Securities") are owned by Hvide. The Issuer exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds therefrom in 6 1/2% Convertible Subordinated Debentures due June 15, 2012 (the "Debentures") issued by Hvide. The Preferred Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common
Securities. See "Description of the Preferred Securities--Subordination of Common Securities." This Prospectus also relates to the resale by the holder thereof of 141,760 shares of Class A Common Stock issued by the Company in connection with an acquisition of certain vessels.


         The Preferred Securities, the Class A Common Stock issuable upon conversion of the Preferred Securities, and the Class A Common Stock issued in connection with an acquisition (collectively the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Selling Holders" and "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. Hvide is responsible for payment of all expenses incident to the registration of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

         Holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions from the Issuer at an annual rate of 6 1/2% of the liquidation preference of $50 per Preferred Security accruing from June 27, 1997 and payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 1997 ("Distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities correspond to the interest rate and interest and other payment dates in the Debentures, which are the sole assets of the Issuer. As a result, if principal or interest is not paid on the Debentures, no amounts will be paid on the Preferred Securities.

         Each Preferred Security is convertible in the manner described herein at the option of the holder, at any time beginning September 25, 1997 and prior to the Conversion Expiration Date (as defined herein), into shares of Hvide Class A Common Stock at the rate of 1.7544 shares of Hvide Class A Common Stock for each Preferred Security (equivalent to a conversion price of $28.50 per share of Hvide Class A Common Stock), subject to adjustment in certain circumstances. See "Description of the Preferred Securities--Conversion Rights" and "Description of Hvide Capital Stock." The last reported sale price of Hvide Class A Common Stock, which is traded under the symbol "HMAR" on The Nasdaq National Market, on October 14, 1997 was $ 35.25 per share. (continued on next page)



See "Risk Factors" beginning on page 13 for a discussion of certain factors to be considered in connection with an investment in the Preferred Securities and the Class A Common Stock.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(continued from cover page)

         In order to maintain the eligibility of Hvide to operate vessels in the U.S. domestic trade, 75% of the outstanding capital stock and voting power of Hvide is required to be held by U.S. citizens. As a result of this requirement, any non-citizen holder of the Preferred Securities or the Debentures will, to the extent the conversion thereof into shares of Hvide Class A Common Stock would cause more than 25% of Hvide's outstanding Common Stock (as defined herein) to be held by non-citizens, be unable to convert its Preferred Securities or Debentures into shares of Hvide Class A Common Stock and will be required to sell its Preferred Securities or Debentures to U.S. citizens in order to realize the economic benefits, if any, of conversion. See "Risk Factors--Restriction on Foreign Ownership of Common Stock; Possible Inability to Convert Preferred Securities and Debentures."

         So long as Hvide is not in default in the payment of interest on the Debentures and no other event of default under the Debentures is continuing, Hvide has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), Hvide may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and Hvide will not be permitted, subject to certain exceptions set forth herein, to declare or pay cash distributions with respect to Hvide's capital stock or debt securities that rank pari passu with or junior to the Debentures.

         During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate at the stated rate per annum, compounded quarterly) and holders of Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue
Discount."

         Except as provided below, the Preferred Securities may not be redeemed by the Issuer prior to July 2, 2000. The Preferred Securities are subject to mandatory redemption, in whole or in part, on or after such date, at redemption prices set forth herein, upon any permitted redemption of Debentures by Hvide. See "Description of the Preferred Securities--Optional Redemption." In addition, the Preferred Securities are subject to mandatory redemption upon the repayment at maturity or as a result of acceleration of the Debentures. See "Description of the Preferred Securities--Mandatory Redemption."

         Under certain circumstances following the occurrence of a Special Event (as defined herein), the Preferred Securities are also subject to (i) exchange, at the option of the Issuer in the manner described herein, for Debentures (see "Description of the Preferred Securities--Special Event Exchange or Redemption") and (ii) redemption, in whole or in part, on or after July 2, 2000, if such Special Event constitutes a Tax Event (as defined herein). At any time, Hvide will have the right to terminate the Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. See "Description of the Preferred Securities--Distribution of Debentures."

         Hvide has, through the Guarantee, the Declaration, the Debentures and the Indenture (each, as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "Description of the Guarantee," "Hvide Capital Trust" and "Description of the Debentures." The Guarantee of Hvide guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer, as described herein (the "Guarantee"). See "Description of the Guarantee." If Hvide does not make interest payments on the Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against Hvide to enforce payment under the Debentures of such Distributions to such holder. The obligations of Hvide under the Guarantee are subordinate and junior in right of payment to all other liabilities of Hvide and rank pari passu with any guarantee now or hereafter entered into by Hvide in respect of any preferred or preference stock of any affiliate of Hvide. See "Description of the Debentures--Subordination."

         The Debentures are subordinate and junior in right of payment to all Senior Debt (as defined herein) of Hvide. The terms of the Debentures place no limitation on the amount of Senior Debt that may be incurred by Hvide or the amount of indebtedness that may be incurred by its subsidiaries. As of June 30, 1997, Hvide had outstanding $38.8 million of Senior Debt. Hvide will have the right from time to time on or after July 2, 2000 to redeem, in whole or in part, the Debentures at the redemption prices set forth herein. See "Description of the Debentures--Mandatory Redemption" and "--Optional Redemption."

         In the event of the dissolution of the Issuer, after satisfaction of the creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a liquidation preference of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures, subject to certain exceptions. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

         No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Trust since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to who it is unlawful to make such offer or solicitation.


                             TABLE OF CONTENTS


Prospectus Summary......................................................7
Risk Factors...........................................................13
Incorporation of Certain Documents by Reference........................22
Forward-Looking Information............................................22
Hvide Capital Trust....................................................23
The Company............................................................25
Use of Proceeds........................................................25
Accounting Treatment...................................................25
Ratio of Earnings to Fixed Charges.....................................25
Description of the Preferred Securities................................26
Description of the Guarantee...........................................48
Description of the Debentures..........................................51
Relationship Among the Preferred Securities,
         the Debentures and the Guarantee..............................61
Description of Certain Indebtedness....................................63
Description of Hvide Capital Stock.....................................65
Certain Federal Income Tax Consequences................................74
Selling Holders........................................................82
Plan of Distribution...................................................83
Experts................................................................84
Legal Matters..........................................................84
Available Information..................................................84

                             PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus and in the documents incorporated herein by reference.

                                 THE COMPANY

         Hvide (pronounced "vee-dah") provides marine support and transportation services in the U.S. domestic trade and in selected international markets principally to the energy and chemical industries. The Company is the third largest operator of supply and crew boats in the U.S. Gulf of Mexico and, as a result of a May 1997 acquisition, is one of the largest operators of offshore energy support vessels in the Arabian Gulf. In addition, the Company is the sole provider of commercial tug services in Port Everglades and Port Canaveral, Florida, and a leading provider of such services in Mobile, Alabama. The Company also transports petroleum products and specialty chemicals in the U.S. domestic trade, a market insulated from international competition under the Jones Act. In addition, the Company has a 2.4% interest, and options to acquire up to an additional 72.6% interest, in five double-hull petroleum product carriers currently under construction for delivery during 1998 and 1999.

                           OFFERED SECURITIES

Preferred Securities................. 2,300,000   6   1/2%   Trust   Convertible
                                        Preferred  Securities  of Hvide  Capital
                                        Trust, liquidation preference of $50 per Preferred Security.


Common Stock......................... 4,035,120  shares of Class A Common  Stock of Hvide issuable upon conversion of the Preferred Securities, and 141,760 shares of Class A Common Stock of Hvide issued in connection with an acquisition.

                       DESCRIPTION OF PREFERRED SECURITIES

Issuer............................... Hvide Capital Trust, a statutory  business trust created under the laws of the State of Delaware.

Distributions........................ Distributions on the Preferred  Securities
                                        are  cumulative  from June 27, 1997, the
                                        date  of the  original  issuance  of the
                                        Preferred Securities, and are payable at
                                        the  annual   rate  of  6  1/2%  of  the
                                        liquidation   preference   of  $50   per
                                        Preferred  Security.  Distributions  are
                                        made  quarterly in arrears on January 1,
                                        April 1, July 1 and October 1 commencing
                                        on  October  1,  1997  when  and  to the
                                        extent  that  funds  of the  Issuer  are
                                        available  therefor.  The proceeds  from
                                        the Original  Offering  were invested in
                                        the Debentures. Interest payment periods
                                        on the  Debentures are quarterly but may
                                        be  deferred  from time to time by Hvide
                                        for  periods  of up  to  20  consecutive
                                        quarters,  so long as no Debenture Event
                                        of  Default  (as  defined   herein)  has
                                        occurred and is  continuing.  The Issuer
                                        will not make quarterly Distributions on
                                        the  Preferred   Securities  during  the
                                        period  of any  such  Extension  Period.
                                        During any Extension Period, interest on the

                                      Debentures  will  continue  to accrue (and
                                        the  amount  of  Distributions  to which
                                        holders of the Preferred  Securities are
                                        entitled  will  accumulate at the stated
                                        rate  per  annum   set   forth   herein,
                                        compounded  quarterly)  and  holders  of
                                        Preferred Securities will be required to
                                        accrue interest income for United States
                                        federal   income   tax   purposes.   See
                                        "Description  of the  Debentures--Option
                                        to Extend  Interest  Payment Period" and
                                        "Certain      Federal     Income     Tax
                                        Consequences--Original Issue Discount."

Distribution Deferral Provisions..... Hvide has the  right to defer  payment  of interest on the  Debentures  at any time
                                        or from  time to time for a  period  not
                                        exceeding 20  consecutive  quarters with
                                        respect   to  each   Extension   Period,
                                        provided  that no  Extension  Period may
                                        extend beyond the stated maturity of the
                                        Debentures.  Upon the termination of any
                                        such Extension Period and the payment of
                                        all  amounts  then  due on any  Interest
                                        Payment Date, Hvide may elect to begin a
                                        new  Extension  Period  subject  to  the
                                        requirements   set  forth   herein.   If
                                        interest  payments on the Debentures are
                                        so   deferred,   Distributions   on  the
                                        Preferred   Securities   will   also  be
                                        deferred   and   Hvide   will   not   be
                                        permitted, subject to certain exceptions
                                        set forth herein,  to declare or pay any
                                        cash distributions with respect to Hvide
                                        capital   stock   or   debt   securities
                                        (including  guarantees  of  indebtedness
                                        for borrowed money) that rank pari passu
                                        with or  junior to the  Debentures.  See
                                        "Description  of the  Debentures--Option
                                        to Extend  Interest  Payment Period" and
                                        "Certain      Federal     Income     Tax
                                        Consequences--Original Issue Discount."

Liquidation Preference............... $50  per  Preferred   Security,   and  all
                                        accumulated and unpaid Distributions.

Conversion into Hvide Class A
  Common Stock....................... Each  Preferred  Security  is  convertible beginning  September  25, 1997 and prior
                                        to the maturity  date of the  Debentures
                                        or, in the case of Preferred  Securities
                                        called  for  redemption,  prior  to  the
                                        close of  business on the  Business  Day
                                        (as   defined   herein)   prior  to  the
                                        Redemption    Date   (the    "Conversion
                                        Expiration  Date") at the  option of the
                                        holder  into  shares  of  Hvide  Class A
                                        Common  Stock  at  the  rate  of  1.7544
                                        shares of Hvide Class A Common Stock for
                                        each Preferred Security (equivalent to a
                                        conversion  price of $28.50 per share of
                                        Hvide Class A Common Stock),  subject to
                                        adjustment in certain  circumstances.  A
                                        holder of Preferred  Securities  wishing
                                        to exercise its  conversion  right shall
                                        surrender  any or all of such  Preferred
                                        Securities, together with an irrevocable
                                        conversion notice, to the Trustee as the
                                        paying,  conversion  and exchange  agent
                                        acting  on  behalf  of  the  holders  of
                                        Preferred  Securities (in such capacity,
                                        the  "Conversion  Agent"),  which  shall
                                        exchange the Preferred  Securities for a
                                        portion    (equal   to   the   aggregate
                                        liquidation preference of the

                                      Preferred  Securities  being so converted)
                                        of the Debentures held by the Issuer and
                                        immediately convert such Debentures into
                                        Hvide  Class  A  Common  Stock.   Except
                                        possibly to the extent  attributable  to
                                        accumulated  and unpaid  interest on the
                                        Debentures,    a   holder   should   not
                                        recognize gain or loss upon the exchange
                                        through  the  Conversion  Agent  of  the
                                        Preferred Securities for a proportionate
                                        share   of  the   Debentures,   followed
                                        immediately  by  the  conversion  of the
                                        Debentures  into  Hvide  Class A  Common
                                        Stock.  See "Certain  Federal Income Tax
                                        Consequences--Conversion   of  Preferred
                                        Securities  Into  Hvide  Class A  Common
                                        Stock."

Limitation on Ability to Exercise
  Conversion Rights.................. Inorder to  maintain  the  eligibility  of
                                        Hvide  to  operate  vessels  in the U.S.
                                        domestic  trade,  75% of the outstanding
                                        capital  stock and voting power of Hvide
                                        is required to be held by U.S. citizens.
                                        As a  result  of this  requirement,  any
                                        non-citizen   holder  of  the  Preferred
                                        Securities  or the  Debentures  will, to
                                        the extent the  conversion  thereof into
                                        shares  of Hvide  Class A  Common  Stock
                                        would  cause  more  than 25% of  Hvide's
                                        outstanding  Common  Stock to be held by
                                        non-citizens,  be unable to convert such
                                        Preferred  Securities or Debentures into
                                        shares of Hvide Class A Common Stock and
                                        will be required  to sell its  Preferred
                                        Securities   or   Debentures   to   U.S.
                                        citizens   in  order  to   realize   the
                                        economic    benefits,    if   any,    of
                                        conversion.           See          "Risk
                                        Factors--Restriction      on     Foreign
                                        Ownership  of  Common  Stock;   Possible
                                        Inability    to    Convert     Preferred
                                        Securities and Debentures."

Common Stock Voting Rights........... Hvide's outstanding capital stock consists of  Class A  Common  Stock  and  Class B
                                        Common  Stock  (together,   the  "Common
                                        Stock").  Each  holder of Class A Common
                                        Stock is  entitled to one vote per share
                                        and each holder of Class B Common  Stock
                                        is  entitled  to ten  votes per share on
                                        all  matters  submitted  to  a  vote  of
                                        stockholders.  Except as required by law
                                        and   the    Company's    Articles    of
                                        Incorporation,  holders  of the  Class A
                                        Common  Stock  and the  Class  B  Common
                                        Stock vote  together as a single  class.
                                        See   "Description   of  Hvide   Capital
                                        Stock."

Redemption........................... Except as provided  below,  the  Preferred
                                        Securities  may not be  redeemed  by the
                                        Issuer prior to July 2, 2000.  If at any
                                        time following the Conversion Expiration
                                        Date,  less  than  5% of  the  Preferred
                                        Securities  remains  outstanding,   such
                                        Preferred Securities shall be redeemable
                                        at the  option of the  Issuer,  in whole
                                        but not in part,  at a redemption  price
                                        of $50 per Preferred  Security  together
                                        with      accumulated     and     unpaid
                                        Distributions  thereon  (whether  or not
                                        earned)  through the date of redemption.
                                        The Preferred  Securities are subject to
                                        mandatory  redemption upon the repayment
                                        at   maturity   or   as  a   result   of
                                        acceleration  of  the  Debentures.   See
                                        "Description of the Preferred

                                      Securities--Declaration Events of Default;
                                        Notice" and "-- Mandatory Redemption."

Special Event Exchange or
  Redemption......................... Upon the  occurrence  of a Tax Event or an
                                        Investment  Company  Event,  the  Issuer
                                        Trustees (each as defined  herein) shall
                                        direct the Conversion  Agent to exchange
                                        all outstanding Preferred Securities for
                                        Debentures  and to terminate  the Trust,
                                        provided  that,  in  the  case  of a Tax
                                        Event,  the Issuer  Trustees  shall have
                                        the right to  direct  that less than all
                                        of  the   Preferred   Securities  be  so
                                        exchanged  if and for so  long as  Hvide
                                        shall  have  elected  to pay  Additional
                                        Sums (as defined  herein)  such that the
                                        amounts   received  by  the  holders  of
                                        Preferred    Securities    that   remain
                                        outstanding  are not reduced thereby and
                                        shall not have revoked any such election
                                        or failed to make  such  payments.  Upon
                                        the  occurrence  of  a  Tax  Event,  the
                                        Debentures  may be  redeemed by Hvide on
                                        or  after  July  2,  2000 at 100% of the
                                        principal  amount thereof,  plus accrued
                                        and  unpaid  interest  thereon.  In  the
                                        event the  Debentures  are  redeemed  by
                                        Hvide, the Preferred  Securities will be
                                        redeemed  by the Issuer  Trustees at $50
                                        per Preferred  Security plus accumulated
                                        and   unpaid    Distributions    thereon
                                        (whether or not earned) through the date
                                        of Redemption.  See  "Description of the
                                        Preferred    Securities--Special   Event
                                        Exchange or Redemption."

Distribution of Debentures........... At any  time,   Hvide  has  the  right  to
                                        dissolve    the   Trust    and,    after
                                        satisfaction   of  the   liabilities  of
                                        creditors  of the Trust as  provided  by
                                        applicable  law, cause the Debentures to
                                        be  distributed  to the  holders  of the
                                        Preferred  Securities in  liquidation of
                                        the  Trust.   See  "Description  of  the
                                        Preferred   Securities--Distribution  of
                                        Debentures."

Guarantee............................ Pursuant  to  the  Guarantee,   Hvide  has
                                        irrevocably  agreed,  on a  subordinated
                                        basis,  to guarantee the payment in full
                                        of (i) the Distributions  payable by the
                                        Issuer on the Preferred  Securities,  if
                                        and to the  extent  the Issuer has funds
                                        on hand  available  therefor,  (ii)  the
                                        redemption    price    (including    all
                                        accumulated and unpaid Distributions) of
                                        the Preferred Securities,  to the extent
                                        the Issuer  has funds on hand  available
                                        therefor    and   (iii)    payments   on
                                        liquidation    with   respect   to   the
                                        Preferred    Securities    (unless   the
                                        Debentures are distributed to holders of
                                        the Preferred Securities), to the extent
                                        that  there  are  assets  of the  Issuer
                                        available for distribution to holders of
                                        the  Preferred  Securities.  A holder of
                                        Preferred Securities may enforce Hvide's
                                        obligations under the Guarantee directly
                                        against  Hvide,  and  Hvide  waives  any
                                        right  to  require  that  an  action  be
                                        brought  against the Issuer or any other
                                        person before proceeding  against Hvide.
                                        The   Guarantee   will   constitute   an
                                        unsecured  obligation  of Hvide and will
                                        rank  subordinate and junior in right of
                                        payment to all  liabilities of Hvide and
                                        pari passu with any guarantee now or
                                      hereinafter   entered  into  by  Hvide  in
                                        respect of any  preferred or  preference
                                        stock of any  affiliate  of  Hvide.  See
                                        "Risk  Factors--Ranking  of  Subordinate
                                        Obligations  Under the Guarantee and the
                                        Debentures"      and       "--Structural
                                        Subordination"  and  "Description of the
                                        Guarantee."

Voting Rights........................ Holders of Preferred  Securities generally have limited voting rights relating only
                                        to the  modification  of  the  Preferred
                                        Securities.    Holders   of    Preferred
                                        Securities  are not  entitled to vote to
                                        appoint,  remove or  replace  the Issuer
                                        Trustees, which voting rights are vested
                                        exclusively  in Hvide as  holder  of the
                                        Common  Securities.  The Issuer Trustees
                                        and  Hvide  may  amend  the  Declaration
                                        without   the   consent  of  holders  of
                                        Preferred  Securities to ensure that the
                                        Issuer  will be  classified  for  United
                                        States  federal income tax purposes as a
                                        grantor   trust  even  if  such   action
                                        adversely  affects the interests of such
                                        holders.   See   "Description   of   the
                                        Preferred   Securities--Voting   Rights;
                                        Amendment of the Declaration."

Debentures........................... The  Debentures  mature  June 15, 2012 and bear  interest at the rate of 6 1/2% per
                                        annum  payable   quarterly  in  arrears.
                                        Hvide has the right from time to time to
                                        select  an  interest  payment  period or
                                        periods longer than one quarter  (during
                                        which  period or periods  interest  will
                                        compound  quarterly),  provided  that no
                                        such deferral of interest  payments will
                                        exceed  20   consecutive   quarters  and
                                        provided  further that no such  deferral
                                        of interest  payments may extend  beyond
                                        the stated  maturity of the  Debentures.
                                        Accordingly,  Distribution  payments  on
                                        the  Preferred  Securities  may  not  be
                                        deferred  beyond the stated  maturity of
                                        the Debentures. If Hvide defers interest
                                        payments   longer   than  one   quarter,
                                        subject to certain  exceptions,  it will
                                        be prohibited  from paying  dividends on
                                        any  of its  capital  stock  and  making
                                        certain other restricted  payments until
                                        quarterly  interest payments are resumed
                                        and all  accumulated and unpaid interest
                                        on the  Debentures  is brought  current.
                                        Hvide  has the  right  to  make  partial
                                        payments  of  such  interest   during  a
                                        deferral  of  interest   payments.   The
                                        Debentures are  convertible  into shares
                                        of  Hvide  Class A  Common  Stock at the
                                        option  of  the  holders  thereof  at  a
                                        conversion  rate  of  1.7544  shares  of
                                        Hvide Class A Common  Stock for each $50
                                        in   principal   amount  of   Debentures
                                        (equivalent  to a  conversion  price  of
                                        $28.50 per share of Hvide Class A Common
                                        Stock)  subject to  certain  adjustments
                                        set  forth   herein.   The   Issuer  has
                                        covenanted  not  to  convert  Debentures
                                        except   pursuant   to   a   notice   of
                                        conversion  delivered to the  Conversion
                                        Agent   by   a   holder   of   Preferred
                                        Securities.


                                      In addition, on and  after  July 2,  2000,
                                        the Debentures are redeemable at the option of Hvide at any time, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest to the date fixed for redemption.

                                      See       "Description        of       the
                                        Debentures--Optional   Redemption."  The
                                        Debentures are also redeemable, in whole
                                        or in  part,  upon  the  occurrence  and
                                        continuation   of  a  Tax   Event.   See
                                        "Description     of    the     Preferred
                                        Securities--Special  Event  Exchange  or
                                        Redemption."


                                      The  payment  of  the   principal  of  and
                                        interest    on   the    Debentures    is
                                        subordinated  in right of payment to all
                                        Senior  Debt of  Hvide.  As of June  30,
                                        1997,   Hvide  had   outstanding   $38.8
                                        million  of  Senior   Debt.   See  "Risk
                                        Factors--Ranking      of     Subordinate
                                        Obligations  Under the Guarantee and the
                                        Debentures"      and       "--Structural
                                        Subordination."   While  the   Preferred
                                        Securities are  outstanding,  the Issuer
                                        will  not have  the  right to amend  the
                                        Indenture  (as  defined  herein)  or the
                                        terms of the Debentures in a manner that
                                        adversely  affects  the  holders  of the
                                        Preferred   Securities  or  to  waive  a
                                        Debenture  Event of Default  without the
                                        consent   of   holders  of  at  least  a
                                        majority   in   aggregate    liquidation
                                        preference of the  Preferred  Securities
                                        and,  in  certain   cases,   the  Common
                                        Securities   then    outstanding.    See
                                        "Description            of           the
                                        Debentures--Modification of Indenture."

Trading.............................. The Preferred Securities are traded in the
                                        PORTAL market.  The Hvide Class A Common
                                        Stock is traded on the  Nasdaq  National
                                        Market under the symbol "HMAR."

Risk Factors......................... Prospective   investors  should  carefully
                                        consider  certain risk factors  relating
                                        to  an   investment   in   the   Offered
                                        Securities. See "Risk Factors."

                                 RISK FACTORS

         Prospective purchasers of the Preferred Securities or Hvide Class A Common Stock should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

Ranking of Subordinate Obligations Under the Guarantee and the Debentures

         The obligations of Hvide under the Guarantee issued by Hvide for the benefit of the holders of Preferred Securities are unsecured and rank subordinate and junior in right of payment to all other liabilities of Hvide and pari passu with any guarantee now or hereafter entered into by Hvide in respect of any preferred or preference stock of any affiliate of Hvide. The obligations of Hvide under the Debentures are subordinate and junior in right of payment to all present and future Senior Debt. As of June 30, 1997, Hvide had outstanding $38.8 million of Senior Debt (excluding accounts payable and accrued expenses, deferred income taxes and other liabilities). The ability of the Issuer to pay amounts due on the Preferred Securities is solely dependent upon Hvide making payments on the Debentures as and when required. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by Hvide and its subsidiaries. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Debentures--Subordination."

Structural Subordination

         The Debentures are obligations of Hvide exclusively. Since a substantial portion of Hvide's operations are conducted through subsidiaries, a significant portion of Hvide's cash flow and, consequently, its ability to service debt, including the Debentures, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to Hvide in the form of dividends or other transfers, supplemented with borrowings. The ability of these subsidiaries to pay dividends to Hvide in the future is subject to restrictions contained in indentures and other financing agreements by which such subsidiaries are bound. See "--Restrictive Covenants Under Hvide Credit Facility."

         In addition, creditors of Hvide's subsidiaries would be entitled to a claim on the assets of such subsidiaries prior to any claims by Hvide. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of such subsidiary are likely to be paid in full before any distribution is made to Hvide, except to the extent that Hvide itself is recognized as a creditor of such subsidiary, in which case the claims of Hvide would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Hvide. As of June 30, 1997, the aggregate indebtedness (excluding accounts payable and accrued expenses, deferred income taxes and other liabilities) of the consolidated subsidiaries of Hvide was approximately $38.8 million. See "Description of the Preferred Securities--Distributions" and "Description of the Debentures--Option to Extend Interest Payment Period."

Option to Extend Interest Payment Period; Tax Consequences; Trading Price

         So long as there is no continuing event of default under the Debentures, Hvide has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no

Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Hvide may select a new Extension Period and terminate the payments of all amounts then due, subject to the requirements described herein. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions) during any such Extension Period.

         During any Extension Period, holders of Preferred Securities will continue to accrue income (in the form of original issue discount) in respect of their pro rata share of the deferred interest allocable to the Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Original Issue Discount." Moreover, if a holder of Preferred Securities converts its Preferred Securities into Hvide Class A Common Stock during an Extension Period, the holder will not receive any cash related to the deferred distribution. See "Description of the Preferred Securities--Distributions."

         Although Hvide has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures, should Hvide elect to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Hvide's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the Debentures) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

Special Event Exchange or Redemption

         Upon certain circumstances following the occurrence and continuation of a Special Event (as defined herein), the Preferred Securities are also subject to (i) exchange in whole or in part, in the manner described herein, for the Debentures and termination of the Trust or (ii) redemption in whole or in part, on or after July 2, 2000 in the case of a Tax Event. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

         There  can  be no  assurance  as to the  market  prices  for  Preferred
Securities or Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer occurs or if the Preferred Securities are exchanged for Debentures in connection with a Special Event. Accordingly, the Preferred Securities that an investor may purchase or the Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Debentures on dissolution of the Issuer or if the Preferred Securities are exchanged for Debentures in connection with a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with respect to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Preferred Securities--Special Event Exchange or Redemption" and "Description of the Debentures--General."

Limited Rights under the Guarantee

         Hvide's guarantee of payments of Distributions on the Preferred Securities, of payment of the redemption price of any Preferred Securities called for redemption, and of payment of the liquidation preference of the Preferred Securities upon liquidation of the Trust is limited to the extent that the Trust has funds on hand available for such payment and, in the case of liquidation, to the assets of the Trust available for distribution.

         If Hvide were to default on its obligation to pay amounts payable under the Debentures, the Issuer would lack funds for the payment of Distribution or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amount. Instead, in the event a Debenture Event of Default shall have occurred and be continuing, a holder of Preferred
Securities would be required to rely on its enforcement by the Trustee of its rights as registered holder of the Debenture against Hvide pursuant to the terms of the Indenture and the Debentures. If, however, such event is attributable to the failure of Hvide to pay interest on or principal of the Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may directly institute a proceeding against Hvide for enforcement of payment to such holder of the interest on or principal of such Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, Hvide will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Hvide to such holder of Preferred Securities in such Direct Action. Except as set forth herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of Debentures or assert directly any other rights in respect of the Debentures. See "Description of the Preferred Securities--Enforcement of Certain Rights by Holders of Preferred Securities," "Description of the Guarantee" and "Description of the Debentures--Debenture Events of Default." The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

Limited Voting Rights

         Holders of the Preferred Securities have limited voting rights. The voting rights that they have are primarily limited to directing the activities of the Trustee as the holder of the Debentures. Holders of the Preferred Securities are not entitled to vote to appoint, remove or replace the Issuer Trustee, which voting rights are vested exclusively in Hvide. The Issuer Trustees and Hvide may amend the Declaration without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights; Amendment of the Declaration."

Proposed Tax Legislation

         As a part of President Clinton's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation that, among other things, would have treated as equity for United States federal income tax purposes certain debt instruments that are not shown as indebtedness on the consolidated balance sheet of the issuer. Although this proposal was not included in the tax legislation ultimately enacted, there can be no assurance that such a proposal will not be enacted in the future, that such future legislation would not have a retroactive effective date and that such future legislation would not prevent Hvide from deducting interest on the Debentures. Such an event would constitute a Tax Event and would permit the Issuer to exchange the Preferred Securities, in whole or in part, for the Debentures or redeem, in whole or in part, the Preferred Securities and Debentures.

Potential Reduction of Payments to Non-United States Holders for United States Tax Withholding Requirements

         In the event that any United States taxes, duties or other governmental charges are required to be deducted or withheld from any payments by Hvide to holders of Preferred Securities that are Non-U.S. Persons, neither Hvide nor the Issuer will be required to pay any additional amounts to such holders and, therefore, any such taxes, duties or charges will reduce the amounts received by such holders. See "Certain Federal Income Tax Consequences--Certain United States Tax Consequences to Non-United States Holders."

Absence of Public Market for the Preferred Securities

         Although the Preferred Securities are currently traded in the PORTAL market, there can be no assurance that such market will continue to be maintained. If an active market for the Preferred Securities fails to be sustained, the trading price of the Preferred Securities could be adversely affected.

Trading Price of Preferred Securities

         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder disposing of Preferred Securities between record dates for payments of distributions thereon will be required for United States federal income tax purposes to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., original issue discount), and to add such amount to the adjusted tax basis in the holder's Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sales of Preferred Securities."

Restrictive Covenants under Hvide Credit Facility

         The terms of the Company's Credit Facility (as defined herein) (i) require the Company to meet certain financial tests, including tests requiring the maintenance of minimum leverage ratios, debt service coverage ratios, and indebtedness to tangible net worth ratios; (ii) limit the creation or incurrence of certain liens; (iii) limit the incurrence of additional indebtedness; (iv) restrict the Company from making certain investments; (v) restrict certain payments, including dividends, with respect to shares of any class of capital stock; (vi) restrict modification of the terms of the Preferred Securities (as defined herein), and in certain circumstances the repayment, redemption, or repurchase of the Preferred Securities; and (vii) limit certain corporate acts of the Company, such as making certain dispositions of assets, and entering into certain types of business transactions, including certain mergers and acquisitions. Such provisions could adversely affect the Company's ability to pursue its strategy of growth through acquisitions. Borrowings under the Credit Facility constitute Senior Debt for purposes of the Indenture.

Potential Loss of Jones Act Protection

         Most of the Company's operations are conducted in the U.S. domestic trade, which, by virtue of the U.S. coastwise laws (often referred to as the "Jones Act"), is restricted to vessels built in the United States, owned and crewed by U.S. citizens, and registered under U.S. law. There have been repeated attempts to repeal the coastwise laws, and efforts to effect such repeal are expected to continue in the future. The Company is already subject to vigorous competition and potential additional competition in all aspects of its operations, including competition by companies with financial resources greater than those of the Company which could be committed to the construction of new vessels in excess of market requirements. Repeal of the coastwise laws would result in additional competition from vessels built in lower-cost foreign shipyards and manned by foreign nationals accepting lower wages than U.S. citizens and could have a material adverse effect on the Company.

Hazardous Activities

         The operation of ocean-going vessels carries an inherent risk of catastrophic marine disasters and property losses caused by adverse weather conditions, mechanical failures, human error, and other circumstances or events. In addition, the transportation of petroleum and toxic chemicals is subject to the risk of spills and environmental damage. Any such event could have a material adverse effect on the Company. While the Company carries insurance to protect against most of the accident-related risks involved in the conduct of its business, including environmental damage and pollution insurance coverage, there can be no assurance that all risks are adequately insured against, that any particular claim will be paid, or that the Company will be able to procure adequate insurance coverage at commercially reasonable rates in the future. In particular, more stringent environmental regulations may result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage or pollution.

Cyclical Industry Conditions

         Historically, the marine support and transportation services industry has been cyclical, with corresponding volatility in profitability and vessel values. This industry cyclicality has been due to changes in the level of general economic growth as well as changes in the supply of and demand for vessel capacity, which impact charter rates and vessel values. The supply of vessels is influenced by the numbers of vessels constructed and retired and by government and industry regulation of maritime transportation practices. The Company's offshore energy support services and offshore and harbor towing services are dependent upon the levels of activity in offshore oil and natural gas exploration, development, and production. Such activity levels are affected by both short- and long-term trends in world oil and natural gas prices. Utilization of the Company's towboat and fuel barge fleet is also partly dependent on such prices as well as energy utilization, which is partly a function of the weather. In recent years, oil and natural gas prices, and therefore the level of offshore drilling and exploration activity, have been extremely volatile. Any future prolonged decline in natural gas or oil prices will, in all likelihood, depress the level of offshore exploration and development activity and result in a corresponding decline in the demand for the services provided by the Company's offshore energy support vessels, and any sustained reduction in such activity could have a material adverse effect on the Company. In addition, marine support and transportation services are dependent on general economic conditions. Any general economic slowdown could have an adverse effect on the level of the provision of those services and therefore upon the Company.

Environmental Risk and Regulations

         Current laws and regulations could impose substantial liability on the Company for damages, remediation costs, and penalties associated with oil or hazardous-substance spills or other discharge into the environment involving the Company's vessel operations. Shoreside industrial operations, including a small marine maintenance and drydocking facility owned and operated by the Company, are also subject to federal, state, and local environmental laws and regulations. Amendment of these laws and regulations to impose more stringent requirements would likely result in increased maintenance and operating expenses. In addition, the Oil Pollution Act of 1990 ("OPA 90") requires tanker owners and operators to establish and maintain with the U.S. Coast Guard evidence of financial responsibility, as demonstrated by a certificate of financial responsibility ("COFR"), with respect to potential oil spill liability,  which the Company and most of its competitors  currently  satisfy by virtue of self-insurance or third-party insurance. Additional laws and regulations may be adopted that could limit the ability of the Company to do business or increase the cost of its doing business and could have a material adverse effect on its operations.

Mandated Removal of Vessels from Jones Act Trade

         OPA 90 establishes a phase-out schedule, depending upon vessel size and age, for single-hull vessels carrying crude oil and petroleum products which, in the case of the Company's petroleum products carrier (Seabulk Challenger) and five chemical carriers (HMI Astrachem, Seabulk Magnachem, HMI Dynachem, HMI Petrochem and Seabulk America), are the years 2003, 2000, 2007, 2011, 2011, and 2015, respectively; and in the case of its fuel barges is the year 2015. As a result of this requirement, these vessels will be prohibited from transporting petroleum products in U.S. waters after their respective phase-out dates. There can be no assurance that future tanker market rates will be sufficient to support construction of replacement vessels. Although the Company's remaining vessels are not subject to mandatory retirement, and the Company employs what it believes to be a rigorous maintenance program for all its vessels, there can be no assurance that the Company will be able to maintain its fleet by extending the economic lives of existing vessels or acquiring new or used vessels.

Risks of International Operations

         The Company derives revenues from international operations. The Company currently operates 41 vessels in international waters, including the Arabian
Gulf and the waters offshore Southeast Asia, Egypt and Cameroon. Risks associated with operating in international markets include vessel seizure, foreign exchange restrictions and currency fluctuations, foreign taxation, political instability, foreign and domestic monetary and tax policies, expropriation, nationalization, nullification, modification or renegotiation of contracts, war and civil disturbances or other risks that may limit or disrupt markets.

Additionally, the ability of the Company to compete in the international marine support and transportation market may be adversely affected by foreign government regulations that favor or require the awarding of such contracts to local persons, or by regulations requiring foreign persons to employ citizens of, or purchase supplies from, a particular jurisdiction. Furthermore, the Company's foreign subsidiaries may face governmentally imposed restrictions from time to time on their ability to transfer funds to the Company. No predictions can be made as to what foreign governmental regulations may be applicable to the Company's operations in the future.

Risk of Loss and Insurance

         The business of the Company is affected by a number of risks, including the mechanical failure of its vessels, collisions, vessel loss or damage, cargo loss or damage, hostilities, and labor strikes. In addition, the operation of any vessel is subject to the inherent possibility of a catastrophic marine disaster, including oil, fuel, or chemical spills and other environmental mishaps, as well as other liabilities arising from owning and operating vessels. Any such event may result in loss of revenues and increased costs and other liabilities. Although the Company's losses from such hazards have not historically exceeded its insurance coverage, there can be no assurance that this will continue to be the case.

         OPA 90, by imposing virtually unlimited liability upon vessel owners, operators, and certain charterers for certain oil pollution accidents in the United States, has made liability insurance more expensive and has also prompted insurers to consider reducing available liability coverage. While the Company maintains insurance, there can be no assurance that all risks are adequately insured against particularly in light of the virtually unlimited liability imposed by OPA 90, that any particular claim will be paid, or that the Company will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Because it maintains mutual insurance, the Company is subject to funding requirements and coverage shortfalls in the event claims exceed available funds and reinsurance and to premium increases based on prior loss experience. Any such shortfalls could have a material adverse impact on the Company.

Restriction on Foreign Ownership of Common Stock; Possible Inability to Convert Preferred Securities and Debentures

         In order to maintain the eligibility of the Company to operate vessels in the U.S. domestic trade, 75% of the outstanding capital stock and voting power of the Company is required to be held by U.S. citizens. Although the Company's Articles of Incorporation contain provisions limiting non-citizen ownership of its capital stock (see "Description of Hvide Capital Stock--Foreign Ownership Restrictions"), the Company could lose its ability to conduct operations in the U.S. domestic trade if such provisions prove unsuccessful in maintaining the required level of citizen ownership. Such loss would have a material adverse effect on the Company. See "Description of Hvide Capital Stock."

         As a result of this limitation upon the non-citizen ownership of the Company's outstanding capital stock, any non-citizen holder of the Preferred Securities will, to the extent such conversion would cause more than 25% of the Company's outstanding Common Stock held by non-citizens, be unable to convert its Preferred Securities or Debentures into shares of Hvide Class A Common Stock and will be required to sell its Preferred Securities or Debentures to U.S. citizens in order to realize the economic benefits, if any, of conversion.

Risks of Acquisition Strategy

         As the marine support and transportation market continues to consolidate, a key component of the Company's business strategy is to pursue selected acquisitions of complementary assets and businesses. Since 1994, the Company has completed a number of significant acquisitions. Possible future acquisitions may be for purchase prices significantly higher than those paid for recent and pending acquisitions. Certain risks are inherent in an acquisition strategy, such as increasing leverage and debt service requirements, which could adversely affect the Company's operating results. The success of any completed acquisition will depend in part on the Company's ability to integrate effectively the acquired business into the Company. The process of integrating such acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management's attention and the Company's financial and other resources. No assurance can be given that the Company will be able to continue to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. The Company's failure to achieve consolidation savings, to incorporate the acquired businesses and assets into its existing operations successfully or to minimize any unforeseen operational difficulties could have a material adverse effect on the Company.

Legal Proceedings

         The Company's chemical carrier Seabulk America is the subject of a pending legal proceeding which, if determined adversely to the Company, could have a material adverse effect on the Company.

Key Personnel

         The Company is materially dependent upon the continued services of key members of its management, including its Chairman, President, and Chief Executive Officer, J. Erik Hvide. The loss of one or more key members of management could have a material adverse effect on the Company.

Possible Volatility of Stock Price

         There may be significant volatility in the market price for the Company's Class A Common Stock. Quarterly operating results of the Company, changes in general conditions in the economy, the financial markets, or the marine support and transportation services industry, or other developments affecting the Company or its competitors, could cause the market price of the Company's Class A Common Stock to fluctuate substantially. In addition, in recent years, the stock market and, in particular, the marine support and transportation services industry segment, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance. In addition, the Company's operating results in future periods may be below the expectations of securities analysts and investors. In such event, the price of the Class A Common Stock would likely decline, perhaps substantially.

Control by Current Stockholders; Shareholders Agreement; Restrictions on Corporate Actions; Anti-takeover Effect of Dual Classes of Stock and Certain Other Provisions

         The Company's Common Stock is divided into Class A Common Stock, of which each share is entitled to one vote with respect to all matters submitted to stockholder vote, and Class B Common Stock, of which each share is entitled to ten votes with respect to such matters. J. Erik Hvide, the Company's Chairman, together with certain trusts of which he is the trustee (the "Hvide Trusts"), beneficially own 10,000 shares of Class A Common Stock and 1,496,466 shares of Class B Common Stock, and a group of investors (the "Investor Group"), which in September 1994 purchased shares of Common Stock and certain of the Company's debt securities, beneficially owns 874,668 shares of Class A Common Stock and 1,409,999 shares of Class B Common Stock. Mr. Hvide (together with the Hvide Trusts) and the Investor Group therefore own shares that represent 9.9% and 15.0%, respectively, of the outstanding shares of Common Stock and each owns shares representing 36.2% of the voting power of all Common Stock. Accordingly, Mr. Hvide and the Investor Group, acting together, are able to elect a majority of the Company's directors and to determine the disposition of all matters submitted to a vote of the Company's stockholders.


         In addition, the Hvide Family (as defined herein) and the Investor Group have entered into an agreement that currently gives them the right to nominate eight and up to two persons, respectively, to the Company's Board of Directors. Each share of Class B Common Stock is convertible by its holder into one share of Class A Common Stock at any time, and automatically converts into Class A Common Stock if held by persons other than the Hvide Family and members of the Investor Group. See "Description of Hvide Capital Stock--Certain Provisions of Articles of Incorporation and Bylaws." In addition, so long as the Investor Group owns specified percentages of the outstanding Class B Common Stock, certain significant transactions will require the approval of 95%, and the appointment of a new chief executive officer will require approval of 75%, of the holders of the Class B Common Stock. See "Description of Hvide Capital Stock--Certain Provisions of Articles of Incorporation and Bylaws."

         Such control by Mr. Hvide and the Investor Group may also have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which the holders of Class A Common Stock might otherwise receive a premium for their shares over then-current market prices. In addition, pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes of directors serving staggered three-year terms and, consequently, it would likely require two annual meetings rather than one for the stockholders to replace a majority of the Board of Directors.

Shares Eligible for Future Sale

         Sales of substantial amounts of Class A Common Stock in the public market, or the perception that such sales may occur, could have an adverse effect on the market price of the stock. All of the shares of Class B Common Stock owned by Mr. Hvide, the Hvide Trusts, and the Investor Group are currently eligible for public sale (Class B Common Stock is freely convertible, share for share, into Class A Common Stock), subject to volume and other limitations of Rule 144 under the Securities Act. The Company has granted the Investor Group certain registration rights under the Securities Act with respect to the Common Stock owned by them. See "Description of Hvide Capital Stock--Shareholders Agreement." Certain directors, officers, and employees of the Company hold options to purchase 827,325 shares of Class A Common Stock. Moreover, the Company may issue shares of Common Stock in connection with future acquisitions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission  (the   "Commission")   are   incorporated  by  reference  into  this
Prospectus:

         (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

         (iii) the Company's Current Report on Form 8-K filed June 9, 1997 and amended by Form 8- K/A dated June 26, 1997;

         (iv) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description; and

         (v) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. See "Available Information."

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document that is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Investor Relations, Hvide Marine Incorporated, 2200 Eller Drive, Fort Lauderdale, Florida 33316, telephone number (954) 523-2200.

                          FORWARD-LOOKING INFORMATION

         Certain statements and information discussed under "Risk Factors," and elsewhere in this Prospectus and the documents incorporated herein by reference constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, uncertainties, or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Among the key factors that may have a direct bearing on the Company's results and financial condition are: (i) competitive factors in the marine support and transportation industry in which the Company competes, (ii) fluctuations in oil and gas prices, (iii)
environmental liabilities to which the Company may become subject in the future which are not covered by an indemnity or insurance, (iv) the impact of current and future laws and governmental regulations (particularly coastwise and environmental laws and regulations) affecting the marine support and transportation industry in general and the Company's operations in particular,
(v) risks relating to the Company's high leverage position and potential inability to service its debt, (vi) risks related to the mandated removal of the Company's vessels from the Jones Act trade, (vii) risks related to the Company's reliance on significant customers, and (viii) risks related to the outcome of pending legal proceedings. Such statements speak only as of the date of the document in which they are made. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with respect thereto or any change in events, conditions, or circumstances on which any such statement is based.

                                HVIDE CAPITAL TRUST

         Hvide Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (the "Declaration") executed by Hvide, as sponsor of the Trust, and the trustees of the Issuer (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Company holds Common Securities in an aggregate liquidation amount equal to 3.0% of the total capital of the Issuer. The Common Securities rank pari passu, and payment is made thereon pro rata, with the Preferred Securities, except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The assets of the Trust consist principally of the Debentures. The Issuer exists for the exclusive purpose of (i) issuing the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Preferred Securities and Common Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

         Pursuant to the Declaration, the number of Issuer Trustees currently is five. Three of the Issuer Trustees (the "Company Trustees") are individuals who are employees or officers of or who are affiliated with Hvide. The fourth Issuer Trustee is a financial institution that is unaffiliated with Hvide (the "Trustee"). The fifth Issuer Trustee is an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Currently, The Bank of New York, a New York banking corporation, is the Trustee, and its affiliate, The Bank of New York (Delaware), a Delaware banking corporation, is the Delaware Trustee until, in each case, removed or replaced by the Company Trustees. The Bank of New York also acts as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Guarantee" and "Description of the Preferred Securities."

         The Trustee holds title to the Debentures for the benefit of the holders of the Preferred Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of Preferred Securities. Hvide, as the direct or indirect holder of all of the Common
Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of Issuer Trustees, provided that the number of Issuer Trustees shall be at least three, the majority of which shall be Company Trustees. Hvide paid all fees and expenses related to the Trust and the Original Offering. See "Description of the Debentures."

         The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, if any, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). It is expected that, at the time the registration statement of which this Prospectus is part becomes effective, the Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act. The Trustee will act as Indenture Trustee for the Debentures under the Declaration for purposes of complying with the Trust Indenture Act.

         The place of business and telephone number of the Trust are the principal executive offices and telephone number of Hvide. See "The Company."

                             THE COMPANY

         Hvide (pronounced "vee-dah") provides marine support and transportation services in the U.S. domestic trade and in selected international markets principally to the energy and chemical industries. The Company is the third largest operator of supply and crew boats in the U.S. Gulf of Mexico and, as a result of a May 1997 acquisition, is one of the largest operators of offshore energy support vessels in the Arabian Gulf. In addition, the Company is the sole provider of commercial tug services in Port Everglades and Port Canaveral, Florida, and a leading provider of such services in Mobile, Alabama. The Company also transports petroleum products and specialty chemicals in the U.S. domestic trade, a market insulated from international competition under the Jones Act. In addition, the Company has a 2.4% interest, and options to acquire up to an additional 72.6% interest, in five double-hull petroleum product carriers currently under construction for delivery during 1998 and 1999.

Recent Developments. In August 1997 the Company entered into a letter of intent to acquire all of the outstanding stock of Bay Transportation Corporation ("Bay Transportation"). Bay Transportation is the primary provider of harbor towing services in the Port of Tampa and also charters tugs to other operators in the Ports of San Francisco and Long Beach, California. Its 14-vessel fleet, which includes six tractor tugs, will increase to 30 the number of tugs operated by the Company. Consideration payable by the Company in connection with the acquisition, which the Company anticipates will be completed in October 1997, is expected to include cash of $41 million and the assumption of approximately $15 million of debt.

         The Company's principal office is located at 2200 Eller Drive, Fort Lauderdale, Florida 33316, and its telephone number is (954) 523-2200.

                               USE OF PROCEEDS

         The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither the Company nor the Trust will receive any proceeds therefrom.

                            ACCOUNTING TREATMENT

         The financial statements of the Issuer are included in the consolidated financial statements of Hvide with the Preferred Securities shown on such consolidated financial statements as "Company-obligated mandatory redeemable preferred securities issued by a consolidated subsidiary." The sole assets of the Issuer will be the 6 1/2% Convertible Subordinated Debentures due 2012.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five fiscal years in the period ended December 31, 1996 and for the six months ended June 30, 1996 and 1997.

                                                                                                   Six Months
                                                           Year Ended December 31,               Ended June 30,
                                                  1992     1993     1994     1995    1996          1996      1997
Ratio of Earnings
  to Fixed Charges (1)........................     1.04     1.74      1.02      --(2)   1.67     1.00      4.23


(1) The ratio of earnings to fixed charges is computed by dividing the Company's pre tax income from continuing operations adjusted for fixed charges less preferred stock dividends and minority interest in the income or loss of majority owned subsidiaries, divided by fixed charges. Fixed charges include interest, amortization of debt expense and discount and preferred stock dividends.
(2) Earnings were not able to cover fixed charges by $499,000 for the year ended December 31, 1995.

                       DESCRIPTION OF THE PREFERRED SECURITIES

         This summary of certain provisions of the Preferred Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration (a copy of which has been filed as an exhibit to the registration statement of which this Prospectus is part), the Trust Act and the Trust Indenture Act which is incorporated by reference in the Declaration. Wherever particular defined terms of the Declaration are referred to herein, such defined terms are incorporated herein by reference.

General

         Pursuant to the terms of the Declaration, the Issuer Trustees, on behalf of the Issuer, issued the Preferred Securities and the Common Securities. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer and the Common Securities represent common undivided beneficial interests in the assets of the Issuer. All of the Common Securities are owned by Hvide. The Preferred Securities rank pari passu, and payments are made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Debentures are held by the Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Declaration does not permit the issuance by the Issuer of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness by the Issuer. The payment of Distributions out of money held by the Issuer, and payments upon redemption of the Preferred Securities or liquidation of the Issuer, are guaranteed by Hvide to the extent described under "Description of the Guarantee." The Guarantee is held by The Bank of New York, as the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient available funds to pay such Distributions. The remedy of a holder of Preferred Securities in such an event is as described herein in "--Voting Rights; Amendment of the Declaration."

Distributions

         Distributions on the Preferred Securities are payable at the annual rate of 6 1/2% of the liquidation preference of $50 per Preferred Security. Distributions will accumulate from the date of the original issuance of the Preferred Securities and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year on the applicable record date, commencing October 1, 1997 when, as and if available for payment by the Trustee, except as otherwise described below. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, the payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day and without any additional Distributions or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee or the Indenture Trustee is closed for business.

         So  long  as  no  Debenture  Event  of  Default  has  occurred  and  is continuing, Hvide has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum set forth herein, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, Hvide may not, and may not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Hvide's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Hvide that rank pari passu with or junior to the Debentures (other than with respect to both (i) and (ii)) (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Hvide where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Guarantee, (c) purchases of Hvide Class A Common Stock related to the issuance of Hvide Class A Common Stock under any of Hvide's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of Hvide's capital stock or the exchange or conversion of one series or class of Hvide's capital stock for another series or class of Hvide's capital stock, and (e) the purchase of fractional interests in shares of Hvide's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, Hvide may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Hvide may elect to begin a new Extension Period. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount."

         Hvide has no current intention to exercise its right to defer payments of interest by extending the Interest Payment Period on the Debentures.

         Distributions with respect to the Preferred Securities must be paid on the dates payable to the extent that the Issuer has funds available for the payment of such Distributions in the Property Account. The funds of the Issuer available for distribution to holders of the Preferred Securities will be limited to payments under the Debentures in which the Issuer will invest the proceeds from the issuance and sale of the Preferred Securities and the Common Securities. See "Description of the Debentures." If Hvide does not make interest payments on such Debentures, the Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds on hand available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Hvide as set forth herein under "Description of the Guarantee."

         Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which shall be the fifteenth day (whether or not a Business Day) next preceding the relevant distribution date. As long as the Preferred Securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the Trust

Agreement, each such payment will be made as described under "--Certain Book-Entry Procedures for Global Certificates."

Conversion Rights

         The Preferred Securities are convertible at any time beginning September 25, 1997 through the close of business on the Business Day prior to the maturity date of the Debentures (or, in the case of Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date") at the option of the holder thereof and in the manner described below, into shares of Hvide Class A Common Stock at an initial conversion rate of 1.7544 shares of Hvide Class A Common Stock for each Preferred Security (equivalent to a purchase price of $28.50 per share of Hvide Class A Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below.

         A holder of Preferred Securities wishing to exercise its conversion right shall surrender such Preferred Securities, together with an irrevocable conversion notice to the Trustee, as Conversion Agent, or to such other agent appointed for such purpose, which shall, on behalf of such holder, exchange the Preferred Securities for a portion of the Debentures and immediately convert such Debentures into Hvide Class A Common Stock. So long as a book-entry system for the Preferred Securities is in effect, however, the procedures for converting the Preferred Stock that are in the form of Global Certificates into shares of Hvide Class A Common Stock will be as described under "--Certain Book-Entry Procedures for Global Certificate." Hvide's delivery upon conversion of the fixed number of shares of Hvide Class A Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy Hvide's obligation to pay the principal amount at maturity of the portion of the Debentures so converted and any unpaid interest accrued on such Debentures at the time of such conversion. For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Preferred Securities for Hvide Class A Common Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Debentures upon a conversion into Hvide Class A Common Stock, see "Certain Federal Income Tax Consequences--Conversion of Preferred Securities into Hvide Class A Common Stock." Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

         Accumulated Distributions will not be paid on Preferred Securities that are converted; provided, however, holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable, in cash, on such Preferred Securities on the corresponding Distribution payment date notwithstanding the conversion of such Preferred Securities on or subsequent to such Distribution record date but prior to such Distribution payment date. Except as provided in the immediately preceding sentence, the Issuer will make no payment or allowance for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. Hvide will make no payment or allowance for dividends on the shares of Hvide Class A Common Stock issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which proper notice was received by the Conversion Agent.

         Shares of Hvide Class A Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and non-assessable. No fractional shares of Hvide Class A Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.

         For possible restrictions on the ability of non-U.S. citizens to convert Preferred Securities Debentures into Class A Common Stock, see "Risk Factors--Restriction on Foreign Ownership of Common Stock; Possible Inability to Convert Preferred Securities and Debentures."

Conversion Price Adjustments

         General. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable exclusively in Hvide common stock on Hvide common stock;
(ii) the issuance to all holders of Hvide common stock of rights or warrants entitling holders of such rights or warrants (for a period not exceeding 45 days) to subscribe for or purchase Hvide common stock at less than the then Current Market Price (as defined herein); (iii) subdivisions and combinations of Hvide common stock; (iv) the payment of dividends (and other distributions) to all holders of Hvide common stock consisting of evidences of indebtedness of Hvide, securities or capital stock, cash, or assets (but excluding those rights or warrants referred to above in clause (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Hvide common stock paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence), and (B) cash dividends if the annualized per share amount thereof does not exceed 5% of the last sale price of Hvide common stock, as reported on the Nasdaq National Market, on the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 5% of such Current Market Price); and (vi) payment in respect of a tender or exchange offer (other than an odd-lot offer) by Hvide or any subsidiary of Hvide for Hvide common stock in excess of 110% of the Current Market Price of Hvide common stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

         Hvide from time to time may reduce the conversion price of the Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by Hvide for any period of at least 30 days, in which case Hvide shall give at least 15 days' notice of such reduction. Hvide may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of Hvide deems advisable to avoid or diminish any income tax to holders of Hvide Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Consequences--Adjustment of Conversion Price."

         No adjustment of the conversion price will be made upon the issuance of any shares of Hvide common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Hvide and the investment of additional optional amounts in shares of Hvide common stock under any such plan, or the issuance of any shares of Hvide common stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of Hvide or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Hvide common stock (or a class thereof) of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Hvide common stock at less than the Current Market Price. There shall also be no adjustment of the conversion price in case of the issuance of any Hvide common stock (or securities convertible into or exchangeable for Hvide common stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

         Merger, Consolidation or Sale of Assets of Hvide. In the event that Hvide is a party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Hvide Class A Common Stock), consolidation, continuance, sale of all or substantially all of the assets of Hvide, recapitalization or reclassification of Hvide Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Hvide Class A Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Hvide Class A Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined herein), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Hvide Class A Common Stock into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Stock Fundamental Change, each Preferred Security shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Hvide Class A Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Preferred Securities will have no voting rights with respect to any Transaction described in this section.

         If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Stock Fundamental Change, each Preferred Security shall be convertible solely into common stock of the kind received by holders of Hvide Class A Common Stock as a result of such Stock Fundamental Change.

         The conversion price in the case of any Fundamental Change will be adjusted immediately after such Fundamental Change:

                  (i) in the case of a Non-Stock Fundamental Change (as defined herein), the conversion price of the Preferred Securities immediately following such Non-Stock Fundamental Change will be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change (after giving effect to any other adjustments effected pursuant to the preceding paragraphs) or (B) the product of
         (1) the greater of the Applicable Price (as defined herein) and the then applicable Reference Market Price (as defined herein) and (2) a fraction, the numerator of which is $50 and the denominator of which is
         (x) the amount of the redemption price for one Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing July 2, 1997, July 2, 1998 and July 2,

         1999 the product of 105.23%, 105.91% and 106.60%, respectively, times $50) plus (y) any then-accumulated and unpaid distributions on one Preferred Security; and

                  (ii) in the case of a Stock Fundamental Change (as defined herein), the conversion price of the Preferred Securities immediately following such Stock Fundamental Change will be the conversion price in effect immediately prior to such Stock Fundamental Change (after giving effect to any adjustments effected pursuant to the preceding paragraphs) as adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Applicable Price; provided, however, that in the event of a Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Hvide Class A Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Stock Fundamental Change) and (B) all Hvide Class A Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Stock Fundamental Change as adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Hvide Class A Common Stock as a result of such Stock Fundamental Change.

         In the absence of the Fundamental Change provisions, in the case of a Transaction each Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of Hvide Class A Common Stock into which such Preferred Security was convertible immediately prior to such Transaction. A failure to apply the Fundamental Change conversion price adjustments described above could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities. For example, if Hvide were acquired in a cash merger, each Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of Hvide and other factors.

         The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in a Fundamental Change where all or substantially all the Hvide Class A Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Hvide Class A Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market. Such reduction would result in an increase in the amount of the securities, cash, or property into which each Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustments.

         In a Non-Stock Fundamental Change where the initial value received per share of Hvide Class A Common Stock (measured as described in the definition of Applicable Price) is lower than the then applicable conversion price of a Preferred Security but greater than or equal to the Reference Market Price, the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Hvide Class A Common Stock in the Transaction but in an amount per Preferred Security that would at the time of the Transaction have had a value equal to the then applicable redemption price per Preferred Security set forth under "--Optional Redemption."

         In a Non-Stock Fundamental Change where the initial value received per share of Hvide Class A Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Preferred Security in effect prior to any adjustment described above and the Reference
Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

         In a Stock Fundamental Change, the foregoing adjustments are designed to provide in effect that (a) where Hvide Class A Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of Hvide Class A Common Stock into which such Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where the Hvide Class A Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Hvide Class A Common Stock into which such Preferred Security was convertible immediately before such Transaction.

         The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Hvide Class A Common Stock receive only cash, the amount of cash received by the holder of one share of Hvide Class A Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Stock Fundamental Change, the average of the Closing Prices (as defined herein) for the Hvide Class A Common Stock during the ten trading days prior to the record date for determination of the holders of Hvide Class A Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Hvide Class A Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by Hvide to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."

         The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the Nasdaq Composite or, if the stock is not traded on the Nasdaq National Market, on the principal national securities exchange or quotation system on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices as furnished by any NASD member firm, selected by the Indenture Trustee for that purpose.

         The term "Current Market Price" of Hvide Class A Common Stock for any day means the last reported sale price, regular way, on such day, or if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on The Nasdaq National Market, or, if the Hvide Class A Common Stock is not quoted on The Nasdaq National Market on such day, on the principal national securities exchange or quotation system on which the Hvide Class A Common Stock is listed or admitted to trading, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average closing bid and asked prices of the Hvide Class A Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner, as furnished by the NASD member firm selected from time to time by the Board of Directors of Hvide for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of Hvide.

         The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Hvide Class A Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, continuance, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment on the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Hvide Class A Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Hvide Class A Common Stock received in such Transaction or event as a result of which more than 50% of the Hvide Class A Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

         The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Stock Fundamental Change.

         The term "Purchaser Stock Price" means, with respect to any Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by Hvide to appropriately reflect any of the events referred to in clauses (i) through
(vi) of the first paragraph under "--Conversion Price Adjustments--General."

         The term "Reference Market Price" shall initially mean $15.08 (which is an amount equal to 662/3% of the last reported sale price for Hvide Class A Common Stock on The Nasdaq National Market on June 23, 1997) and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Preferred Securities.

         The term "Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of Hvide) of the consideration received by holders of Hvide Class A Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market; provided, however, a Fundamental Change shall not be a Stock Fundamental Change if either (i) Hvide continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of Hvide or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

Special Event Exchange or Redemption

         At any time following the occurrence and the continuation of a Tax Event or an Investment Company Event (each as defined herein), the Issuer Trustees shall direct the Conversion Agent to exchange all outstanding Preferred Securities for Debentures and to dissolve the Trust, provided that, in the case of a Tax Event, Hvide shall have the right to (a) direct that less than all, or none, of the Preferred Securities be so exchanged if and for so long as Hvide shall have elected to pay any Additional Sums such that the net amounts received by the holders of Preferred Securities not so exchanged in respect of Distributions and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities in the manner set forth below.

         If a Tax Event shall occur or be continuing, Hvide shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole or in part, for cash upon the later of (i) 90 days following the occurrence of such Tax Event or (ii) July 2, 2000. Promptly following such redemption, Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed will be redeemed by the Issuer at the liquidation amount thereof plus accrued and unpaid Distributions thereon to the redemption date on a pro rata basis. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to the Redemption Price.

         A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of this Registration Statement, there is more than an insubstantial risk in each case after the date hereof that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by Hvide on such Debentures is not, or within 90 days of the date thereof will not be, deductible by Hvide, in whole or in part, for United States federal income tax purposes; or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), that there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment

Company Act"), which Change in 1940 Act Law becomes effective on or after the date of this Registration Statement.

         "Additional Sums" means the additional amounts (which shall constitute part of the Distributions) as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

         Holders  of  Preferred   Securities,   by  purchasing   such  Preferred
Securities, will be deemed to have agreed to be bound by these exchange provisions in regard to the exchange of such Preferred Securities for Debentures on the terms described above. See "Risk Factors--Special Event Exchange or Redemption."

Distribution of Debentures

         At any time, Hvide will have the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. There can be no assurance as to the market price for the Debentures distributed to the holders of the Preferred Securities after such a termination of the Issuer. Under current United States federal income tax law and interpretations and assuming, as expected, the Issuer is treated as a grantor trust, a distribution of the
Debentures should not be a taxable event to the Issuer and holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Redemption of Preferred Securities for Debentures or Cash Upon Liquidation of the Issuer."

         After the liquidation date fixed for any distribution of Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will receive a registered Global Certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by DTC or its nominee will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Trustee for transfer or reissuance.

Optional Redemption

         Except as provided under "--Mandatory Redemption" below, the Preferred Securities may not be redeemed by the Issuer prior to July 2, 2000.

         On and after such date, upon any permitted redemption by Hvide of Debentures, the Preferred Securities are subject to redemption, in whole or in part, at the following percentages of the liquidation preference thereof plus accrued and unpaid Distributions, if any, to the date fixed for redemption if redeemed during the twelve-month period commencing July 2, in each of the following years indicated:

                                              Redemption                                         Redemption
       Year                                      Price         Year                                  Price
       2000................................      104.55%        2004..........................      101.95%
       2001................................      103.90%        2005..........................      101.30%
       2002................................      103.25%        2006..........................      100.65%
       2003................................      102.60%        2007 and thereafter                 100.00%

         The Issuer may not redeem the Preferred Securities in part unless all accumulated and unpaid Distributions have been paid in full on all outstanding Preferred Securities. If fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be so redeemed will be selected as described under "--Certain Book-Entry Procedures" and "--Redemption Procedures for Global Certificates."

         In the event Hvide redeems the Debentures in certain circumstances upon the occurrence of a Tax Event as described under "--Special Event Exchange or Redemption," the appropriate amount of the Preferred Securities will be redeemed at 100% of the principal amount thereof together with accumulated and unpaid Distributions to the redemption date.

         If at any time following the Conversion Expiration Date, less than 5% of the Preferred Securities offered hereby remain outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price of $50 per Preferred Security, and all accumulated and unpaid Distributions.

Mandatory Redemption

         Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a "Debenture Event of Default" described under "Description of the Debentures--Debenture Events of Default," the Debentures shall be subject to mandatory redemption, in whole but not in part, by Hvide, and the proceeds from such repayment will be applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of Debentures so repaid or redeemed at a redemption price equal to the respective liquidation amount of the Preferred Securities and Common Securities or, in the case of a redemption of the Debentures, at the redemption price paid with respect to the Debentures, as described below, together with accumulated and unpaid Distributions on the
Preferred Securities and Common Securities to the date of redemption. In the case of acceleration of the Debentures, the Preferred Securities will be redeemed only when repayment of the Debentures has actually been received by the Issuer. In addition, as described above under "--Special Event Exchange or Redemption," upon the occurrence of a Special Event, Preferred Securities shall be exchanged for Debentures unless, in the case of a Tax Event, Hvide shall have elected to (a) pay any Additional Sums such that the net amounts of Distributions received by the holders of any Preferred Securities not so exchanged are not reduced as a result of such Tax Event and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities as further set forth in "--Special Event Exchange or Redemption."

Redemption Procedures

         Preferred Securities redeemed on the date fixed for redemption shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures.

Redemptions of the Preferred Securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the Issuer has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities."

         Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by the Trustee to each recordholder of Preferred Securities that are being redeemed not fewer than 30 nor more than 60 days prior to the redemption date. If the Trustee gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Trustee will deposit irrevocably with DTC or the Conversion Agent, as the case may be, funds sufficient to pay the applicable redemption price and will give DTC or the Conversion Agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such Preferred Securities. See "--Certain Book-Entry Procedures for Global Certificates." If such Preferred Securities are no longer in book-entry form, the Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the holders of such
Preferred Securities as of the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease (including the accumulation of Distributions and conversion rights of the Preferred Securities), except the right of the holders of such Preferred Securities to receive the redemption price, but without interest on such redemption price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by Hvide pursuant to the Guarantee as described under "Description of the Guarantee," distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

         Subject to applicable law (including, without limitation, United States federal securities law), Hvide, or its subsidiaries, may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

         Payment of the redemption price on the Preferred Securities and any distribution or exchange of Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the redemption date or liquidation date, as applicable.

         If less than all of the Preferred Securities and Common Securities are to be redeemed on a redemption date, then the aggregate liquidation amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Trustee from the outstanding Preferred Securities not previously called for redemption, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation amount of the Preferred Securities. The Trustee shall promptly notify the Conversion Agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation amount thereof to be redeemed; it being understood that, in the case of Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption of Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless Hvide defaults in payment of the redemption price, on and after the redemption date, interest ceases to accrue on such Debentures or portions thereof called for redemption.

Subordination of Common Securities

         Payment of Distributions on, and the redemption price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Preferred Securities and Common Securities; provided, however, that if on any distribution date or redemption date, a Declaration Event of Default shall have occurred and be continuing, no payment of any Distribution on, or redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Trustee shall first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Preferred Securities then due and payable.

Liquidation Distribution upon Dissolution

         In the event of any voluntary or involuntary dissolution of the Issuer (each, a "Liquidation"), the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Issuer, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities. See "--Distribution of Debentures."

         If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Preferred Securities shall be paid on a pro rata basis. Hvide will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

         Pursuant to the Declaration, the Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Hvide; (ii) upon receipt by the Trustee of written direction from Hvide, as sponsor of the Issuer, to dissolve the Issuer (which direction is optional and wholly within the discretion of Hvide, as depositor); (iii) the redemption, conversion, or exchange of all of the Preferred Securities and Common Securities; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer; (v) the occurrence of a Special Event except in the case of a Tax Event following which Hvide has elected to pay any Additional Sums such that the net amount received by holders of Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and Hvide has not revoked any such election or failed to make such payment; and (vi) distribution of all of the underlying Hvide Class A Common Stock to all holders of Preferred Securities upon conversion of all of the Preferred Securities.

Declaration Events of Default; Notice

         An event of default under the Indenture (a "Debenture Event of Default") constitutes an event of default under the Declaration with respect to the Preferred Securities and the Common Securities (a "Declaration Event of Default"), whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         Within ten days after the occurrence of any Declaration Event of Default actually known to the Trustee, the Trustee shall transmit notice of such Declaration Event of Default to the holders of the Preferred Securities, the Company Trustees and Hvide, as depositor, unless such Declaration Event of Default shall have been cured or waived. Hvide, as depositor, and the Company Trustees, on behalf of the Issuer, are required to file annually with the Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

         If a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon dissolution of the Issuer as described above. See "--Liquidation Distribution Upon Dissolution." The existence of a Declaration Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

         In the case of any Declaration Events of Default, Hvide as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Declaration Events of Default until such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred

Securities have been so cured, waived or otherwise eliminated, the Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of Hvide as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Trustee to act on their behalf.

Enforcement of Certain Rights by Holders of Preferred Securities

         If a Declaration Event of Default has occurred and is continuing, the Trustee, as the sole holder of the Debentures, shall have the right under the Indenture to declare the principal of, premium, if any, on and interest on the Debentures immediately due and payable, and, accordingly, the holders of Preferred Securities would rely on the enforcement by the Trustee of its rights as a holder of the Debentures against Hvide. In addition, the holders of a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or to direct the exercise of any trust or power conferred upon the Trustee under the Declaration, including the right to direct the Trustee to exercise the remedies available to it as a holder of the Debentures. If the Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may proceed to enforce such rights directly against Hvide. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Hvide to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a Direct Action against Hvide for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. In connection with such Direct Action, Hvide will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Hvide to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly against Hvide any other remedy available to the Trustee unless the Trustee first fails to do so.

Merger or Consolidation of Issuer Trustees

         Any corporation into which the Trustee, the Delaware Trustee or any Company Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the Successor of such Issuer Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer

         The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. The Issuer may, at the request of Hvide, with the consent of the Company Trustees and without the consent of the Trustee, the Delaware Trustee or the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) Hvide expressly appoints a trustee of such successor entity possessing the same powers and duties as the Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Hvide has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act, and (viii) Hvide or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Declaration

         Except   as   provided   below   and   under    "Description   of   the
Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

         The Declaration may be amended from time to time by Hvide and the Issuer Trustees, without the consent of the holders of the Preferred Securities
(i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration, (ii) to modify, eliminate or add to any provision of the Declaration to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act or be classified as other than a grantor trust for United States federal income tax purposes or (iii) to qualify or maintain the qualification of the Declaration under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. The Declaration may be amended by the Issuer Trustees and Hvide with
(i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Preferred Securities and Common Securities, acting as a single class, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the Investment Company Act; provided further that (a) without the consent of each holder of Preferred Securities and Common Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

         If any proposed amendment of the Declaration provides for, or the Issuer Trustees otherwise proposes to effect, the dissolution, winding-up or termination of the Issuer, other than pursuant to the terms of the Declaration, then the holders of the then outstanding Preferred Securities, as a class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation amount of the Preferred Securities.

         The holders of a majority in aggregate liquidation amount of Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or to direct the exercise of any trust or power conferred upon the Trustee under the Declaration, including the right to direct the Trustee to exercise the remedies available to it as a holder of the Debentures. So long as any Debentures are held by the Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Indenture Trustee with respect to such Debentures, (ii) waive any past default that is waivable under
Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, without in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Preferred Securities (except in the case of clause (iv), which consent, in the event that no Declaration Event of Default shall occur and be continuing, shall be of the holders of Preferred Securities and Common Securities, voting together as a single class); provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Trustee without the prior written consent of each holder of the Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Trustee shall notify each holder of record of the Preferred Securities of any notice of default with respect to the Debentures.

         A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Preferred Securities and the Common Securities or pursuant to written consent. The Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Preferred Securities will be required for the Issuer to redeem and cancel the Preferred Securities in accordance with the Declaration.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Hvide, any affiliate of Hvide, the Issuer Trustees or any affiliate of any Issuer Trustee shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

         The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Certain Book-Entry Procedures for Global Certificates."

         Holders of the Preferred Securities will have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by Hvide, as the direct or indirect holder of all the Common Securities.

Payment and Paying Agency

         Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Trustee and acceptable to the Company Trustees and Hvide. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee and Hvide. In the event that the Trustee shall no longer be the Paying Agent the Company Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Company Trustees and Hvide) to act as Paying Agent.

Certain Book-Entry Procedures for Global Certificates

         The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. Substantially all of the Preferred Securities were issued as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). Fully registered global Preferred Security certificates (the "Global Certificates") were issued, representing such Preferred Securities and were deposited with DTC.

         DTC has advised the Issuer and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         DTC has advised the Issuer and the Company that its current practice, upon the issuance of Global Certificates, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

         As long as DTC, or its nominee, is the registered holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Preferred Securities represented by such Global Certificate for all purposes under the Declaration and the Preferred Securities.

         Except in certain limited circumstances owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in definitive form and will not be considered the owners or holders of the Global Certificate (or any Preferred Securities represented thereby) under the Declaration or the Preferred Securities.

         Investors may hold their interests in Global Certificates directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL), which are participants in such system. All interests in a Global Certificate, including those held through Euroclear or CEDEL, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear and CEDEL will also be subject to the procedures and requirements of such system.

         The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a certificate evidencing such interests.

         Payments of Distributions on Global Certificates will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Company, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment of Distributions in respect of a Global Certificate representing any Preferred Securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate for such Preferred Securities as shown on the records of DTC or its nominee. The Issuer and the Company also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

         Except for trades involving only Euroclear and CEDEL participants, interests in the Global Certificates will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds. Transfers between participants in Euroclear and CEDEL will be effected in the customary manner in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer and exchange restrictions applicable to the Preferred Securities described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Certificate in DTC, and making or receiving payment in accordance with customary procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

         Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Certificate from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Certificate by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

         DTC has advised the Issuer and the Company that it will take any action permitted to be taken by a holder of Global Certificates (including the presentation of Preferred Securities for exchange as described below and the conversion of Preferred Securities) only at the direction of one or more participants to whose account with DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of the Preferred Securities as to which such participant or participants has or have given such direction. However, if there is a Declaration Event of Default, DTC reserves the right to exchange the Global Certificates for legended Preferred Securities in certificated form, and to distribute such Preferred Securities to its participants.

         Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Certificates among participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and CEDEL, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Certificates.

         Redemption notices shall be sent to Cede as the registered holder of the Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

         Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede's consenting or voting rights to those direct participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the Preferred Securities and the voting rights of participants, indirect participants and beneficial owners of Preferred Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trustee and Hvide. In the event that a successor securities depositary is not obtained, definitive Preferred Securities certificates representing such Preferred Securities are required to be printed and delivered. Hvide, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation amount of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Preferred Securities will be printed and delivered.

Transfer Agent, Registrar and Paying, Conversion and Exchange Agent

         The Bank of New York, the Trustee,  currently  acts as transfer  agent,
registrar  and  paying,   conversion   and  exchange  agent  for  the  Preferred
Securities.

         Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Trustee

         Hvide and certain of its subsidiaries may maintain deposit accounts and conduct other banking and corporate securities transactions and relationships with the Trustee in the ordinary course of their businesses. The Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Declaration Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Declaration Event of Default has occurred and is continuing and the Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Preferred Securities are entitled under the Declaration to vote, then the Trustee shall take such action as is directed by Hvide and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The Company Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of Hvide for United States federal income tax purposes. In this connection, Hvide and the Company Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Declaration, that Hvide and the Company Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

         Holders of the Preferred Securities have no preemptive or similar rights.

         The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF THE GUARANTEE

         The Guarantee was executed and delivered by Hvide concurrently with the issuance by the Issuer of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Bank of New York is the trustee ("Guarantee Trustee") under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, a copy of which has been filed as an exhibit to the registration statement. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

General

         Pursuant to and to the extent set forth in the Guarantee, Hvide has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. Hvide's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Hvide to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.

         The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but applies only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If Hvide does not make interest payments on the Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

         Hvide has, through the Guarantee, the Declaration, the Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

         The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to the Common Securities to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantee

         The Guarantee constitutes an unsecured obligation of Hvide and ranks subordinate and junior in right of payment to all other liabilities of Hvide and ranks pari passu with any guarantee now or hereafter entered into by Hvide in respect of any preferred or preference stock of any affiliate of Hvide and senior to the Common Stock of Hvide. The terms of the Preferred Securities provide that each holder by acceptance thereof, consents and agrees to the subordination and other provisions of the Guarantee.

         The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution of the Debentures to the holders of the Preferred Securities. The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by Hvide or any of its subsidiaries.

Amendments and Assignment

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval is as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Hvide and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Certain Covenants of Hvide

         Hvide has covenanted in the Guarantee that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) Hvide has elected, and has not revoked such election, to pay Additional Sums in respect of the Preferred Securities and Common Securities, Hvide will pay to the Issuer such Additional Sums. Hvide has also covenanted that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Hvide's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Hvide that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Hvide where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Guarantee, (c) purchases of Hvide Class A Common Stock related to the issuance of Hvide Class A Common Stock under any of Hvide's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of Hvide's capital stock or the exchange or conversion of one series or class of Hvide's capital stock for another series or class of Hvide's capital stock and
(e) the purchase of fractional interests in shares of Hvide's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred and be continuing any event of which Hvide has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default, (ii) Hvide shall be in default with respect to its payment of any obligations under the Guarantee or (iii) Hvide shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. Hvide has also covenanted
(i) for so long as Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to Hvide's ownership of the Common Securities, (iii) not to voluntarily dissolve, wind-up, liquidate or terminate the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Preferred Securities in liquidation of the Issuer upon the redemption of all outstanding Preferred Securities or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, (iv) to maintain the reservation for issuance of the number of shares of Hvide Class A Common Stock that would be required from time to time upon the conversion of all of the Debentures then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (vi) to deliver shares of Hvide Class A Common Stock upon an election by the holders of the Preferred Securities to convert such Preferred Securities into Hvide Class A Common Stock.

         As part of the Guarantee, Hvide has agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Hvide Class A Common Stock or Debentures.

Guarantee Events of Default

         An event of default under the Guarantee will occur upon the failure of Hvide to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any processing for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against Hvide to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against Hvide to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. Hvide has waived any right or remedy to require that any action be brought just against the Issuer, or any other person or entity before proceeding directly against Hvide.

         Hvide, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Hvide is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by Hvide in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Issuer, upon the distribution, if any, of Hvide Class A Common Stock to the holders of Preferred Securities in respect of the conversion of all such holders' Preferred Securities into Hvide Class A Common Stock or upon distribution of Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums under such Preferred Securities or the Guarantee.

Governing Law

         The Guarantee is governed by and construed in accordance with the laws of the State of New York.

                        DESCRIPTION OF THE DEBENTURES

         The Debentures are to be issued under a Junior Subordinated Indenture (the "Indenture") between Hvide and The Bank of New York, as trustee (the "Indenture Trustee"), copies of which will be available for inspection at the corporate trust office of the Indenture Trustee in New York, New York. The terms of the Debentures include those stated in the Indenture and made a part thereof by reference to the Trust Indenture Act in effect on the date of the Indenture. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.

General

         The Debentures are unsecured and rank junior and are subordinate in right of payment to all Senior Debt of Hvide. The Debentures are limited in aggregate principal amount to $118.5 million, such amount being the sum of the $115.0 million aggregate stated liquidation amount of the Preferred Securities and the $3.5 million capital contributed by Hvide in exchange for the Common Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Hvide, whether under the Indenture or any existing or other indenture that Hvide may enter into in the future or otherwise. See "--Subordination."

         Concurrently with the issuance of the Preferred Securities, the Issuer invested the proceeds thereof and the consideration paid by Hvide for the Common Securities in the Debentures. The Debentures are in the principal amount equal to the aggregate stated liquidation amount of the Preferred Securities plus Hvide's concurrent investment in the Common Securities.

         The Debentures are not subject to any sinking fund provision. The entire principal amount of the Debentures will mature, and become due and payable, together with any accrued and unpaid interest thereon, on June 15, 2012.

Interest

         The Debentures bear interest at the annual rate of 6 1/2% per annum, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 1997 (each, an "Interest Payment Date"), to the person in whose name each Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date (the "Regular Record Date"), subject to certain exceptions. It is anticipated that, until the Liquidation, if any, of the Issuer, each Debenture will be held in the name of the Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, and Additional Sums, as applicable.

Global Securities

         If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer as a result of the occurrence of a Special Event, the Debentures will be issued in the same form as the Preferred Securities that such Debentures replace. Any Global Certificate will be replaced by one or more global securities (each, a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

         Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner of Preferred Securities must rely on the procedures of DTC, or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

         If Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Issuer and a Global Security is issued, DTC will act as securities depository for the Debentures represented by such Global Security. For a description of DTC and the general terms of the depository arrangements, see "Description of the Preferred Securities--Certain Book-Entry Procedures for Global Certificates." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. Hvide may appoint a successor to DTC or any successor depository in the event DTC or such depository is unable or unwilling to continue as a depository for the Global Securities.

         None of Hvide, the Indenture Trustee, any Paying Agent or the Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security representing such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         A Global Security shall be exchangeable for Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Hvide that it is unwilling or unable to continue as a depository for such Global Debenture and no successor depositary shall have been appointed by Hvide within 90 days, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository and no such successor depository has been appointed within 90 days by the Company, (ii) Hvide in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such Global Security. In the event that Debentures are issued in definitive form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described in "--Payment and Paying Agent" below.

Payment and Paying Agent

         Payments on Debentures represented by a Global Security will be made to DTC, as the depositary for the Debentures. In the event Debentures are issued in definitive form, principal of and premium, if any, and any interest on Debentures will be payable, the transfer of the Debentures will be registrable, and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate office of the Indenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as Hvide may designate, except that at the option of Hvide payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Debentures will be made to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Hvide may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

         Any monies deposited with the Indenture Trustee or any Paying Agent, or then held by Hvide in trust, for the payment of the principal of and premium, if any, or interest on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Hvide, be repaid to Hvide and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to Hvide for payment thereof.

Option to Extend Interest Payment Period

         So long as no Event of Default under the Indenture has occurred and is continuing, Hvide has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. At the end of such Extension Period, Hvide must pay all interest then accrued and unpaid (together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (or holders of Preferred Securities while the Preferred Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount."

         During any such Extension Period, Hvide shall not, and shall not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Hvide's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Hvide that rank pari passu with or junior to the Debentures (other than in the case of both (i) and (ii) (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Hvide where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Guarantee, (c) purchases of Hvide Class A Common Stock related to the issuance of Hvide Class A Common Stock under any of Hvide's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of Hvide's capital stock or the exchange or conversion of one series or class of Hvide's capital stock for another series or class of Hvide's capital stock, and (e) the purchase of fractional interests in shares of Hvide's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

         Prior to the termination of any such Extension Period, Hvide may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Hvide may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Hvide shall give the Trustee, the Delaware Trustee, the Company Trustees and the Indenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date Distributions on the Preferred Securities (or, if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Trustee is (or, if no Preferred Securities are outstanding, the Indenture Trustee is) required to give notice to The Nasdaq National Market or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such election. The Indenture Trustee and the Trustee shall give notice of Hvide's election to begin an Extension Period to the holders of the Debentures and the Preferred Securities, respectively.

Mandatory Redemption

         Upon repayment at maturity or as a result of acceleration upon the occurrence of a Debenture Event of Default, Hvide will redeem the Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

Optional Redemption

         On and after July 2, 2000, and subject to the next succeeding sentence, Hvide will have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as provided below, during the twelve-month periods beginning on July 2 in each of the following years and at the indicated redemption prices (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed.

                                           Redemption                                        Redemption
Year                                          Price       Year                                   Price
2000...................................        104.55%    2004...........................         101.95%
2001...................................        103.90%    2005...........................         101.30%
2002...................................        103.25%    2006...........................         100.65%
2003...................................        102.60%    2007 and thereafter                     100.0%

         For so long as the Issuer is the holder of all the outstanding Debentures, the proceeds of any such redemption will be used by the Issuer to redeem Preferred Securities and Common Securities in accordance with their terms. Hvide may not redeem the Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Debentures. See "Description of the Preferred Securities--Optional Redemption."

         Hvide also shall have the right to redeem the Debentures at any time after July 2, 2000 upon the occurrence of a Tax Event as described in "Description of the Preferred Securities--Special Event Exchange or Redemption" at a redemption price equal to the principal amount thereof, plus any accrued and unpaid interest.

         If at any time following the Conversion Expiration Date, less than 5% of the original aggregate principal amount of the Debentures remains outstanding, such Debentures shall be redeemable at the option of Hvide, in whole but not in part, at a redemption price equal to the principal amount thereof, plus any accrued and unpaid interest.

Redemption Procedures

         Notices of any redemption of the Debentures and the procedures for such redemption shall be as provided with respect to the Preferred Securities under "Description of the Preferred Securities--Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless Hvide defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue and conversion rights cease on such Debentures or portions thereof called for redemption.

Distribution of Debentures

         At any time, Hvide will have the right to dissolve the Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Preferred Securities in liquidation, the Debentures will initially be issued in the form of one or more Global Securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Debentures. It is anticipated that the depositary arrangements for the Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary arrangement, see "Description of the Preferred Securities--Certain Book-Entry Procedures for Global Certificates."

Conversion of the Debentures

         The Debentures are convertible at the option of the holders of the Debentures into Hvide Class A Common Stock, at any time prior to redemption, maturity or the Conversion Expiration Date, initially at the rate of 1.7544 shares of Hvide Class A Common Stock for each $50 in principal amount of Debentures (equivalent to a conversion price of $28.50 per share of Hvide Class A Common Stock), subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The Issuer has covenanted for so long as the Preferred Securities are outstanding not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of such Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute the commensurate principal amount of the Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Debentures into Hvide Class A Common Stock on behalf of such holder. Hvide's delivery to the holders of the Debentures (through the Conversion Agent) of the fixed number of shares of Hvide Class A Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Hvide's obligation to pay the principal amount of the Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Debenture is converted on or after a Regular Record Date for payment of interest, the interest payable on the related Interest Payment Date with respect to such Debenture shall be paid to the Issuer (which will distribute such interest to the holder) or other holder of Debentures, as the case may be, despite such conversion; provided, further, that if a redemption date falls between such Regular Record Date and the related Interest Payment Date, the amount of such payment shall include interest accrued to, but excluding, such redemption date.

         For possible restrictions on the ability of non-U.S. citizens to convert Debentures into Class A Common Stock, see "Risk Factors--Restriction on Foreign Ownership of Common Stock; Possible Inability to Convert Preferred Securities and Debentures."

Expiration of Conversion Rights

         The conversion rights of any Debentures held by the Issuer shall expire upon the expiration of the conversion rights of the Preferred Securities on the terms described above under "Description of the Preferred Securities--Conversion Rights."

Modification of Indenture

         From time to time, Hvide and the Indenture Trustee may, without the consent of the holders of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Debentures, or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Hvide and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of the Debentures, or reduce the principal amount thereof, or reduce any premium payable on the redemption thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest as described under "--Option to Extend Interest Payment Period") or impair any right to institute suit for the enforcement of any such payment, or adversely affect the subordination provisions of the Indenture or any right to convert any Debentures or (ii) reduce the percentage of principal amount of Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indentures shall be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the Preferred Securities then outstanding unless and until the principal of the Debentures and all accrued and unpaid interest thereon has been paid in full; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Trustee without the prior consent of each holder of Preferred Securities.

Debenture Events of Default

         The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such Debentures: (i) failure for 30 days to pay any interest on the Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or (ii) failure to pay any principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by Hvide to deliver shares of Hvide Class A Common Stock upon an appropriate election by holders of Debentures to convert such Debentures; or (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to Hvide from the Indenture Trustee or to the Indenture Trustee and Hvide from the holders of at least 25% in aggregate outstanding principal amount of such Debentures or by the holder or holders of at least 25% in the aggregate outstanding liquidation amount of the Preferred Securities; or (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of Hvide.

         The holders of a majority in aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Indenture Trustee or the holders of the Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul and rescind such declaration if the default (other than the non-payment of the principal of the Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee and, should the holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right.

         The holders of a majority in aggregate outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture affected thereby and, should the holders of the Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Preferred Securities shall have such right. Hvide is required to file annually with the Indenture Trustee a certificate as to whether or not Hvide is in compliance with all the conditions and covenants applicable to it under the Indenture.

         In case a Debenture Event of Default shall occur and be continuing as to the Debentures, the Trustee will have the right to declare the principal of and the interest on the Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of Hvide to pay interest, premium, if any, or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Debentures. Hvide may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by Hvide in connection with a Direct Action, Hvide shall remain obligated to pay the principal of or interest on the Debentures held by the Issuer or the Trustee and Hvide shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities in the extent of any payments made by Hvide to such holder in any Direct Action.

Consolidation, Merger, Sale of Assets and Other Transactions

         The Indenture provides that Hvide shall not consolidate with or merge into any other Person, continue in another jurisdiction or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into Hvide or convey, transfer or lease its properties and assets substantially or as an entirety to Hvide, unless
(i) in case Hvide consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Hvide's obligations on the Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of the Debentures, such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving Hvide that may adversely affect holders of the Debentures.

Expenses of Issuer

         The Indenture provides that Hvide will pay all fees and expenses related to (i) the Original Offering of the Preferred Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Issuer Trustees, the Guarantee Trustee and the Indenture Trustee and (iv) the enforcement by the Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses is fully and unconditionally guaranteed by Hvide.

Satisfaction and Discharge

         The Indenture provides that when, among other things, all Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or are to be called for redemption within one year under irrevocable agreements satisfactory to the Indenture Trustee for the giving of notice of redemption, and Hvide irrevocably deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Hvide's obligations to pay all other sums due pursuant to the Indenture, to honor any conversion rights prior to the redemption date or maturity date, and to provide the officers' certificates and opinions of counsel described therein), and Hvide will be deemed to have satisfied and discharged the Indenture.

Subordination

         In the Indenture, Hvide has covenanted and agreed that any Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt of Hvide whether now existing or hereafter incurred. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Hvide, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the Trustee, on behalf of the holders of the Debentures, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Debentures.

         In the event of the acceleration of the maturity of any Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Debentures will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Debentures.

         No payment on account of principal (or premium, if any) or interest, if any, in respect of the Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Hvide whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of Hvide, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt shall not be deemed to include: (i) any Debt of Hvide which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to Hvide, (ii) any Debt of Hvide to any of its subsidiaries, (iii) Debt to any employee of Hvide, (iv) any liability for taxes, and (v) Debt or other monetary obligations to trade creditors or assumed by Hvide or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

         The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by Hvide.

Governing Law

         The Indenture and the Debentures are governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

         The Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          RELATIONSHIP AMONG THE PREFERRED
                     SECURITIES, THE DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by Hvide as and to the extent set forth under "Description of the Guarantee." Taken together, Hvide's obligations under the Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that Hvide does not make payments on the Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a Direct Action directly against Hvide to enforce payment of such Distributions to such holder after the respective due dates. The obligations of Hvide under the Guarantee are subordinate and junior in right of payment to all other liabilities of Hvide; and pari passu with any guarantee now or hereafter entered into by Hvide in respect of any preferred or preference stock of any affiliate of Hvide.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) Hvide shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Preferred Securities under such Preferred Securities; and (iv) the Declaration further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

         Notwithstanding anything to the contrary in the Indenture, Hvide has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Hvide has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

         A holder of any Preferred Securities may institute a legal proceeding directly against Hvide to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

         A default or event of default under any Senior Debt of Hvide will not constitute a default under the Indenture or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of Hvide, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute a Debenture Event of Default.

Limited Purpose of Issuer

         The Preferred Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in the Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from Hvide the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive

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Distributions from the Issuer (or from Hvide under the applicable  Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

Rights Upon Dissolution


         Upon any voluntary or involuntary dissolution, winding-up, liquidation or termination of the Issuer involving the liquidation of the Debentures, the holders of the Preferred Securities will be entitled to receive, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Hvide, the Trustee, as holder of the Debentures, would be a subordinated creditor of Hvide, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of Hvide receive payments or distributions. Since Hvide is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of Hvide in the event of liquidation or bankruptcy of Hvide would be substantially the same.



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



                     DESCRIPTION OF CERTAIN INDEBTEDNESS

         The following is a description of the principal terms of certain of the Company's indebtedness.

Credit Facility

         The Company currently has a credit facility that provides for a $175 million revolving line of credit (the "Credit Facility") which matures on September 30, 2002 (the "Maturity Date"). There were no borrowings outstanding under the Credit Facility at June 30, 1997.


     Borrowings under the Credit Facility bear interest based on one of two calculations set forth in the Credit Agreement dated September 30, 1997 (the "Credit Agreement"), at the Company's option, plus a margin based on the Company's compliance with certain financial ratios. One interest rate calculation is tied to the Eurodollar (the "Eurodollar Rate") and the other calculation is tied to the higher of the base rate of the administrative agent named in the Credit Agreement or the Federal Funds Effective Rate (the "Base Rate"). The Credit Agreement allows the Company to convert its revolving credit loans from Eurodollar Rate loans to Base Rate loans, and vice versa, from time to time. Such borrowings were accruing interest at approximately 6.7% at October 1, 1997. On the Maturity Date, all amounts outstanding under the revolving line of credit, together with any and all accrued and unpaid interest, will become due and payable. Prior to the Maturity Date, the Company can repay any outstanding amount, in whole or in part, without penalty or premium.




         Covenants under the Credit Facility, among other things, (i) require the Company to meet certain financial tests, including tests requiring the maintenance of minimum leverage ratios, debt service coverage ratios, and indebtedness to tangible net worth ratios; (ii) limit the creation or incurrence of certain liens; (iii) limit the incurrence of additional indebtedness; (iv) restrict the Company from making certain investments; (v) restrict certain payments, including dividends, with respect to shares of any class of capital stock; (vi) restrict modification of the terms of the Preferred Securities (as defined herein), and in certain circumstances the repayment, redemption, or repurchase of the Preferred Securities; and (vii) limit certain corporate acts of the Company, such as making certain dispositions of assets, and entering into certain types of business transactions, including certain mergers and acquisitions.


         Events of default under the Credit Facility include, among other things, (i) any failure to pay principal thereunder when due, or to pay interest or fees within three business days after the date due; (ii) the breach of certain covenants or the inaccuracy of certain representations or warranties made under the Credit Facility; (iii) any failure to pay amounts due on certain indebtedness, or defaults that result in or permit the acceleration of such indebtedness; (iv) certain events of bankruptcy, insolvency, or dissolution; (v) certain judgments or orders; (vi) an acceleration of the maturity of the Preferred Securities or in certain circumstances the prepayment, redemption or repurchase of the Preferred Securities, or any default under the Preferred Securities, and (vii) a change in control.




                                                        65

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Long-term Charter Obligations

         Title XI Bonds. Two of the Company's subsidiaries are parties to long-term, "hell or high water" charters of the Seabulk Challenger and the Seabulk Magnachem, the performance of which is guaranteed by the Company. Both vessels were financed by the issuance of U.S. Government Guaranteed Ship Financing Bonds issued pursuant to Title XI in leveraged lease transactions. As of December 31, 1996, the total remaining outstanding obligations of the Company under the charters for the Seabulk Challenger and Seabulk Magnachem are $4.3 million and $10.6 million, respectively. The Company's aggregate payments due under such charters for 1997 and 1998 are $3.2 million and $3.3 million, respectively. The long-term charter for the Seabulk Challenger is coterminous with the maturity date of the respective obligation, and the charter for the Seabulk Magnachem terminates in 2002. The Company has the option to purchase the vessels or renew the charters at fair market value and, with respect to the Seabulk Magnachem, has the right to share in the residual value proceeds of any sale to a third party.

         In connection with the acquisition of the OMI Chemical Carriers in August 1996, the Company assumed approximately $34.7 million of U.S. Government Guaranteed Ship Financing Bonds issued pursuant to Title XI in five distinct series bearing interest at an average rate of 7.65%.

         Repayment of the  Company's  Title XI bonds is  guaranteed  by the full faith and credit of the United States, acting through the Maritime Administration. As security for such guarantee, the vessels are mortgaged to the United States, and the subsidiaries that own or charter the vessels are each party to a security agreement and a financial agreement with the United States containing various operating covenants and financial conditions that, among other things, restrict the ability of each to (i) incur additional indebtedness,
(ii) make certain loans,  advances, or investments,  (iii) create certain liens,
(iv) pay stock dividends, (v) sell, transfer, or dispose of assets, (vi) change the nature of its business, (vii) make capital expenditures, (viii) effect certain mergers, consolidations, or similar business combinations, or (ix) enter into certain vessel charter arrangements. The agreements specify various events of default, including failure to pay charter hire, pay certain guarantee fees, satisfy certain covenants, maintain required insurance, and maintain U.S. citizenship (within the meaning of Section 2 of the Shipping Act, 1916) and certain events of insolvency or bankruptcy.

         Bareboat Charters. The Company is party to bareboat charters relating to four offshore service vessels, two of which expire in June 2001 and two of which expire in January 2002. The Company has an option to purchase each of these vessels for a nominal amount upon the expiration of the charters. The Company is also party to two bareboat charters relating to a total of nine crew boats. The charter

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



on one crew boat expires in 2002 with an option to purchase the vessel for $0.4 million. The charter on the remaining eight crew boats expires in 2004 with an option to purchase the vessels for a nominal amount. In addition, the Company is party to a bareboat charter on a tractor tug which expires in 2010 with an option to purchase the vessel for $1.6 million.

                          DESCRIPTION OF HVIDE CAPITAL STOCK

         The following summary description of the Company's capital stock is qualified in its entirety by reference to the Articles of Incorporation and its Amended and Restated Bylaws (the "Bylaws"), copies of which have been included as exhibits to the Registration Statement relating to the IPO, and reference to Florida law. All capitalized terms used and not defined below have the respective meanings assigned to them in the Articles of Incorporation.

         The authorized capital stock of the Company consists of 100,000,000 shares of Class A Common Stock, par value $.001 per share, of which 12,040,388 shares were issued and outstanding as of June 30, 1997, 5,000,000 shares of Class B Common Stock, par value $.001 per share, of which 3,181,936 shares were issued and outstanding as of June 30, 1997, and 10,000,000 shares of Preferred Stock, par value $1.00 per share, none of which are issued and outstanding.

Common Stock

         The holders of Common Stock are entitled to receive such dividends, in cash, property or securities, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The holders of Common Stock are entitled to participate in dividends ratably on a per share basis. If dividends consist of Common Stock or other voting securities of the Company, the voting rights of each such security shall correspond to the voting rights of the security held. Any dividend declared for one class of Common Stock must be declared for the other classes of Common Stock. The holders of Common Stock have no preemptive or redemption rights and are not subject to future calls or assessments by the Company. Subject to the prior rights of holders, if any, of any outstanding class or series of capital stock having a preference in relation to the Common Stock as to distributions upon dissolution, liquidation, and winding-up of the Company, holders of Common Stock are entitled to share ratably in any assets of the Company that remain after payment in full of all debts and liabilities of the Company.

         The holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of the stockholders, including the election of directors, except as described below under "--Foreign Ownership Restrictions" and as provided under Florida law. In all matters submitted to a vote of the stockholders, including the election of directors, and except as described below under "--Foreign Ownership Restrictions" and under "--Certain Provisions of Articles of Incorporation and Bylaws," each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. The stockholders do not have cumulative voting rights.

         The Class B Common Stock can be owned only by (i) J. Erik Hvide and, subject to certain limitations set forth in the Articles of Incorporation, any person related to him by kinship or marriage, trusts or similar arrangements established solely on the behalf of one or more of them, and partnerships and other entities that are wholly owned by them (collectively, the "Hvide Family"); or (ii) the Investor

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



Group and its affiliates. If the ownership or beneficial interest in any share of Class B Common Stock ceases to be vested in any of these persons, then such share will automatically and immediately convert into a share of Class A Common Stock, although such a conversion will not occur where Class B Common Stock is transferred from one Hvide Family member, upon death, to another Hvide Family member.

         Except as described below under "--Foreign Ownership Restrictions," each holder of Class B Common Stock may elect at any time to convert any of his shares, share for share, into Class A Common Stock.


         The Hvide Family and the Investor Group hold 51.5% and 48.5%, respectively, of the outstanding Class B Common Stock. The Hvide Family and the Investor Group own 9.9% and 15.0%, respectively, of the combined classes of Common Stock and each controls 36.2% of the voting power and together control the management and affairs of the Company and any corporate actions requiring stockholder approval.


Preferred Stock

         The Board of Directors has the authority, without further action by the stockholders, to issue from time to time shares of Preferred Stock in one or more series and to fix, with respect to each series, the number of shares, voting powers, designations, relative rights, preferences (including seniority upon liquidation), privileges, and restrictions thereof. The rights, preferences, privileges, and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. The Preferred Stock is subject to the dual stock certificate system described below under "--Foreign Ownership Restrictions."

         The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock, could adversely affect the rights and powers, including voting and distribution rights, of holders of Common Stock and could have the effect of delaying, deferring, or preventing a change in control of the Company. Except as otherwise provided by law, the holders of any series of Preferred Stock may be given the right, voting separately as a class, to elect one or more directors of the Company. The term of any such director would expire at the next succeeding annual meeting of shareholders.

         The Company has no present intention to issue any shares of Preferred Stock.

Foreign Ownership Restrictions

         The Articles of Incorporation (i) contain provisions limiting the aggregate percentage ownership by Non-Citizens of each class of the Company's capital stock (including the Class A Common Stock and the Class B Common Stock) to 24.99% of the outstanding shares of each such class (the "Permitted Percentage") to ensure that such foreign ownership will not exceed the maximum percentage permitted by applicable federal law (presently 25.0%), (ii) require institution of a dual stock certificate system to help determine such ownership, and (iii) permit the Board of Directors to make such determinations as may reasonably be necessary to ascertain such ownership and implement such limitations. These provisions are intended to protect the Company's ability to operate its vessels in the U.S. domestic trade

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



governed by the Jones Act. The ability of the Company to so operate is necessary to avoid default under certain of the Company's financings, may enhance the Company's ability to incur additional debt, and may have other effects upon the Company. See "Risk Factors--Restriction on Foreign Ownership; Possible Inability to Convert Preferred Securities and Debentures."

         To provide a method to enable the Company reasonably to determine stock ownership by Non-Citizens, the Articles of Incorporation require the Company to institute (and to implement through the transfer agent for the Common Stock) a dual stock certificate system, pursuant to which certificates representing shares of Common Stock will bear legends that designate such certificates as either "citizen" or "non-citizen," depending on the citizenship of the owner. Accordingly, stock certificates are denominated as "citizen" (blue) in respect of Class A Common Stock owned by Citizens and as "non-citizen" (red) in respect of Class A Common Stock owned by Non-Citizens. The Company may also issue non-certificated shares through depositories if the Company determines such depositories have established procedures that allow the Company to monitor the ownership of Common Stock by Non-Citizens.

         For purposes of the dual stock certificate system, a "Non-Citizen" is defined as any person other than a Citizen, and a "Citizen" is defined as: (i) any individual who is a citizen of the U.S. by birth, naturalization, or as otherwise authorized by law; (ii) any corporation (a) organized under the laws of the U.S., or a state, territory, district, or possession thereof, (b) of which title to not less than 75% of its stock is beneficially owned by and vested in Citizens, free from any trust or fiduciary obligation in favor of Non-Citizens, (c) of which not less than 75% of the voting power is vested in Citizens, free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly in behalf of Non-Citizens, (d) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (e) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in their absence or disability are Citizens, and (f) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens; (iii) any partnership (a) organized under the laws of the U.S., or a state, territory, district, or possession thereof, (b) all general partners of which are Citizens, and (c) of which not less than a 75% interest is beneficially owned and controlled by, and vested in, Citizens, free and clear of any trust or fiduciary obligation in favor of Non-Citizens; (iv) any association
(a) organized under the laws of the U.S., or a state, territory, district, or possession thereof, (b) of which 100% of the members are Citizens, (c) whose president, chief executive officer, or equivalent position, chairman of the board of directors, or equivalent committee or body, and all persons authorized to act in their absence or disability are Citizens, (d) of which not less than 75% of the voting power is beneficially owned by Citizens, free and clear of any trust or fiduciary obligation in favor of Non-Citizens, and (e) of which more than 50% of that number of its directors or equivalent persons necessary to constitute a quorum are Citizens; (v) any limited liability company (a)
organized under the laws of the U.S., or a state, territory, district or possession thereof, (b) of which not less than 75% of the membership interests are beneficially owned by and vested in Citizens, free from any trust or fiduciary obligation in favor of Non-Citizens, and the remaining membership interests are beneficially owned by and vested in persons meeting the requirements of 46 U.S.C. Sec. 12102(a), (c) of which not less than 75% of the voting power is vested in Citizens, free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly in behalf of Non-Citizens, (d) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens,
(e) whose president or other chief executive officer or equivalent position, chairman of the board of directors or equivalent committee or body, managing members (or equivalent), if any, and all persons authorized to act in their absence or

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



disability are citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (f) of which more than 50% of that number of its directors or equivalent persons necessary to constitute a quorum are Citizens;
(vi) any joint venture, if not an association, corporation, partnership, or limited liability company (a) organized under the laws of the U.S., or a state, territory, district, or possession thereof, and (b) of which 100% of the equity is beneficially owned and vested in Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens; and (vii) any trust (a) domiciled in and existing under the laws of the U.S., or a state, territory, district, or possession thereof, (b) the trustee of which is a Citizen, and (c) of which not less than a 75% interest is held for the benefit of Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens. The foregoing definition is applicable at all tiers of ownership and in both form and substance at each tier of ownership.

         Shares of Common Stock are transferable to Citizens at any time and are transferable to Non-Citizens if, at the time of such transfer, the transfer would not increase the aggregate ownership by Non-Citizens of that particular class of Common Stock above the Permitted Percentage in relation to the total outstanding shares of that particular class of Common Stock. Non-Citizen certificates may be converted to Citizen certificates upon a showing, satisfactory to the Company, that the holder is a Citizen. Any purported transfer to Non-Citizens of shares or of an interest in shares of the Company represented by a Citizen certificate in excess of the Permitted Percentage will be ineffective as against the Company for all purposes (including for purposes of voting, dividends, and any other distribution, upon liquidation or otherwise). In addition, the shares may not be transferred on the books of the Company, and the Company, whether or not such stock certificate is validly issued, may refuse to recognize the holder thereof as a stockholder of the Company except to the extent necessary to effect any remedy available to the Company. Subject to the foregoing limitations, upon surrender of any stock certificate for transfer, the transferee will receive citizen (blue) certificates or non-citizen (red) certificates, as applicable.

         The Articles of Incorporation establish procedures with respect to the transfer of shares to enforce the limitations referred to above and authorize the Board of Directors to implement such procedures. The Board of Directors may take other ministerial actions or make interpretations of the Company's foreign ownership policy as it deems necessary in order to implement the policy. Pursuant to the procedures established in the Articles of Incorporation, as a condition precedent to each issuance and/or transfer of stock certificates representing shares of Common Stock (including the shares of Class A Common Stock being sold in the Offering), a citizenship certificate will be required from all transferees (and from any recipient upon original issuance) of Common Stock and, with respect to the beneficial owner of the Common Stock being transferred, if the transferee (or the original recipient) is acting as a fiduciary or nominee for such beneficial owner. The registration of the transfer (or original issuance) will be denied upon refusal to furnish such citizenship certificate, which must provide information about the purported transferee's or beneficial owner's citizenship. Furthermore, as part of the dual stock certificate system, depositories holding shares of the Company's Common Stock will be required to maintain separate accounts for "Citizen" and "Non-Citizen" shares. When the beneficial ownership of such shares is transferred, the depositories' participants will be required to advise such depositories as to which account the transferred shares should be held. In addition, to the extent necessary to enable the Company to determine the number of shares owned by Non-Citizens, the Company may from time to time require

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



record holders and beneficial owners of shares of Common Stock to confirm their citizenship status and may, in the discretion of the Board of Directors, temporarily withhold dividends payable to, and deny voting rights to, any such record holder or beneficial owner until confirmation of citizenship is received.

         Should the Company (or its transfer agent for the Common Stock) become aware that the ownership by Non-Citizens of Common Stock at any time exceeds the Permitted Percentage (the "Excess Shares"), the Board of Directors is authorized to withhold dividends and other distributions temporarily on the Excess Shares, pending the transfer of such shares to a Citizen or the reduction in the percentage of shares owned by Non-Citizens to or below the Permitted Percentage, and to deny voting rights with respect to the Excess Shares. If dividends and distributions are to be withheld, they will be set aside for the account of the Excess Shares. At such time as such shares are transferred to a Citizen or the ownership of such shares by Non-Citizens will not result in aggregate ownership by Non-Citizens in excess of the Permitted Percentage, the dividends withheld shall be paid to the then record holders of the related shares. Excess Shares shall, so long as the excess exists, not be deemed to be outstanding for purposes of determining the vote required on any matter brought before the stockholders for a vote. The Articles of Incorporation provide that the Board of Directors has the power, in its reasonable discretion and based upon the records maintained by the Company's transfer agent, to determine those shares of Common Stock that constitute the Excess Shares. Such determination will be made by reference to the date or dates on which such shares were purchased by
Non-Citizens,  starting  with  the  most  recent  acquisition  of  shares  by  a
Non-Citizen and including, in reverse chronological order, all other acquisitions of shares by Non-Citizens from and after the acquisition that first caused the Permitted Percentage to be exceeded; provided that Excess Shares resulting from a determination that a record holder or beneficial owner is no longer a Citizen will be deemed to have been acquired as of the date of such determination. To satisfy the Permitted Percentage described above, the Articles of Incorporation authorize the Board of Directors, in its discretion, to redeem (upon written notice) Excess Shares in order to reduce the aggregate ownership by Non-Citizens to the Permitted Percentage. As long as the shares of Class A Common Stock offered hereby continue to be authorized for quotation on the Nasdaq National Market, the redemption price will be the average of the closing sale price of the shares (as reported by the Nasdaq National Market) during the 30 trading days next preceding the date of the notice of redemption. The redemption price for Excess Shares will be payable in cash. In the event the Company is not permitted by applicable law to make such redemption or the Board of Directors, in its discretion, elects not to make such redemption, the Company will give notice to the holders of Class B Common Stock and those of whom are Citizens may elect to purchase their pro rata portion of the Excess Shares by delivering written notice of such election within 30 days of receipt of the Company's notice.

Possible Anti-takeover Provisions

         Florida  Business  Corporation  Act. The Company is subject to Sections
607.0901 and 607.0902 of the Florida Business Corporation Act ("FBCA"), which regulate the acquisition and exercise of corporate control.

         Under Section 607.0902 of the FBCA, "control shares" of certain corporations acquired in a "control share acquisition," with certain exceptions, have no voting rights unless such rights are granted pursuant to a vote of the holders of a majority of the corporation's voting stock (excluding all "interested shares"). "Control shares" are shares that, when added to all other shares which a person owns or has the power to vote, would give that person any of the following ranges of voting power: (i) one-fifth or more but less than one-third of the voting power; (ii) one-third or more but less than a majority of the

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voting  power;  and (iii) more than a majority of the voting  power.  A "control share acquisition" is the acquisition of ownership of, or the power to vote, outstanding control shares. Shares acquired within 90 days, or as part of a plan to effectuate a control share acquisition, are deemed to have been acquired in the same transaction. "Interested shares" include shares held by the person attempting to effectuate the control share acquisition or any officer or employee-director of the corporation. A corporation may elect to not be governed by Section 607.0902 of the FBCA in its articles of incorporation or bylaws.

         Section 607.0901 of the FBCA requires that certain transactions between an interested stockholder (in general, a stockholder that beneficially owns more than 10% of a corporation's outstanding voting stock) and a corporation be approved by the affirmative vote of the holders of two-thirds of the corporation's voting shares (excluding those shares beneficially owned by the interested stockholder). In general, such approval will not be required if the transaction is approved by a majority of disinterested directors, the interested stockholder has been the beneficial owner of at least 80% of the corporation's outstanding voting stock for at least the preceding five years, the interested stockholder is the beneficial owner of at least 90% of the outstanding voting stock of the corporation (excluding stock acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors), or the consideration paid in the affiliated transaction satisfies the statutory "fair price" formula and certain other conditions are met. Transactions covered by Section 607.0901 include mergers, consolidations, sales of assets having an aggregate fair market value of 5% or more of the aggregate fair market value of all the corporation's assets on a consolidated basis or of all the corporation's outstanding stock or representing 5% or more of the corporation's earning power or net income on a consolidated basis, transfers of shares having an aggregate fair market value of 5% or more of the aggregate fair market value of all outstanding shares of the corporation, liquidations, dissolutions, reclassifications, recapitalizations, and loans. A corporation may elect, by the vote of a majority of the outstanding voting stock (not including shares held by an interested stockholder), by amending such corporation's articles of incorporation or bylaws, to not be subject to the provisions of Section 607.0901 of the FBCA. Any such election, however, will not be effective until 18 months after it is made, and will not apply to any affiliated transaction between such corporation and someone who was an interested stockholder prior to the effective date of such amendment.

         Each of the foregoing provisions of the FBCA could have the effect of delaying or making it more difficult to effect a change of control or management of the Company, even though such a change may be beneficial to the Company and its stockholders.

         Dual Classes of Common Stock. The Class A Common Stock entitles its holders to one vote per share, and the Class B Common Stock entitles its holders to ten votes per share. Accordingly, upon consummation of the Offering, the Hvide Family and the Investor Group, as the holders of all the outstanding Class B Common Stock, will be able to control the vote on all matters submitted to a vote of the holders of the Common Stock, and such control may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which the holders of Class A Common Stock might otherwise receive a premium for their shares over then-current market prices.

         Board of Directors. In all elections of directors, except elections, if any, for directors for Preferred Stock, as described in "--Preferred Stock," the holders of the Class A Common Stock and Class B Common Stock vote together as a class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. Neither class has cumulative

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voting rights. As a result of their ownership of Class B Common Stock, the Hvide
Family and the Investor Group will, upon consummation of the Offering, have the ability to elect all of the members of the Company's Board of Directors. Under the terms of the Shareholders Agreement, the Hvide Family and the Investor Group have the ability to nominate eight and up to three persons, respectively, to the Company's Board of Directors. In addition, pursuant to the Articles of Incorporation, the Board of Directors is divided into three classes of directors serving staggered three-year terms as well as directors, if any, for Preferred Stock who serve one-year terms. As a result, approximately one third of the Board of Directors is elected each year. Each of these provisions could have the effect of delaying or making it more difficult to effect a change in control or management of the Company, even though such a change may be beneficial to the Company and its stockholders.

         Restrictions on Taking Stockholder Action. The Company's Bylaws provide that a stockholder must notify the Company in advance of such holder's intent to bring up items of business or nominate directors at any annual meeting of stockholders. With respect to other items of business, the Bylaws provide that a stockholder's notice must be given in accordance with the procedures set forth in Rule 14a- 8 of Regulation 14A under the Securities Exchange Act of 1934, as amended, which generally requires that such proposals be received by the Company not less than 120 days prior to the anniversary date that proxy solicitation materials were sent out for the immediately preceding annual meeting of stockholders of the Company. As permitted by the FBCA, pursuant to the Company's Articles of Incorporation, stockholders may only call a special meeting of stockholders when the holders of not less than 50% of the shares entitled to vote make written demand on the Company for such a meeting.

         Authorized but Unissued Capital Stock. One of the effects of the existence of authorized but unissued Common Stock and undesignated Preferred
Stock may be to enable the Board of Directors to make more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in the Company's best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or make more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Articles of Incorporation grant the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, one or more series of which could be issued entitling holders (i) to vote separately as a class on any proposed merger or consolidation, (ii) to cast a proportionately larger vote together with the Common Stock on any such transaction or for all purposes, (iii) to elect directors having terms of office or voting rights greater than those of other directors, (iv) to convert Preferred Stock into a greater number of shares of Common Stock or other securities, (v) to demand redemption at a specified price under prescribed circumstances related to a change of control, or (vi) to exercise other rights designated to impede a takeover. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely effect the rights of holders of the Common Stock.



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Certain Provisions of Articles of Incorporation and Bylaws


         Rights of Approval. So long as the Investor Group owns at least 5% of the Company's outstanding Class B Common Stock, subject to the following exception, the following actions must be approved by holders of at least 95% of the Class B Common Stock: (i) engagement of the Company or its subsidiaries in any material new business; (ii) a merger involving the Company or a sale of all or substantially all of the Company's assets; (iii) a recapitalization or voluntary bankruptcy filing; (iv) a capital investment, acquisition, or asset sale in excess of $5.0 million; (v) borrowings or issuances of securities in excess of $5.0 million; or (vi) amendment to the Articles of Incorporation reducing or delegating the authority of the Board of Directors or affecting the rights of holders of shares of Class B Common Stock. After September 30, 1999, however, a merger or sale of substantially all of the Company's assets no longer will require the approval of holders of 95% of the Class B Common Stock. In addition, so long as the Investor Group owns at least 25% of the Company's outstanding Class B Common Stock, the appointment of a new chief executive officer must be approved by the holders of at least 75% of the Class B Common Stock. As of June 30, 1997, the Investor Group owned of record 1,409,999 shares of Class B Common Stock representing 48.5% of the outstanding Class B Common Stock on such date.


         Liability of Directors and Officers.  The FBCA permits  corporations to
(i) include provisions in their articles of incorporation that limit the personal liability of directors for monetary damages resulting from breaches of the duty of care, subject to certain exceptions, and (ii) indemnify directors and officers, among others, in certain circumstances for their expenses and liabilities incurred in connection with defending pending or threatened suits.

         The Articles of Incorporation include a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages resulting from breaches of the duty of care to the fullest extent permitted by the FBCA and further provide that any amendment or repeal of that provision will not adversely affect any right or protection of a director of the Company existing at the time of such amendment, modification, or repeal to any director for acts or omissions occurring prior to such amendment.

         Pursuant to the Articles of Incorporation, the Board of Directors has indemnified the Company's current and former directors, officers, employees, and agents to the fullest extent permitted, from time to time, under the FBCA as presently or hereafter in effect. The Company also may enter into agreements providing for greater or different indemnification of any of these persons. The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

         Citizenship of Directors and Officers. The Company's Bylaws provide that the Chairman of the Board of Directors, Chief Executive Officer, President, and all Vice Presidents must be Citizens, and restrict any officer who is not a Citizen from acting in such capacities in the absence or disability of such persons. The Bylaws further provide that the number of Non-Citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.



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Shareholders Agreement

         In connection with the September 30, 1994 issuance of debt and equity securities to the Investor Group, the Company, J. Erik Hvide, the Hvide Trusts, and the Investor Group entered into an agreement granting certain voting and approval rights to the Investor Group and the Hvide Family. Immediately prior to the IPO, that agreement was terminated and Mr. Hvide, the Hvide Trusts, and the Investor Group entered into a new agreement (the "Shareholders Agreement") that provides as follows:

         Designations to the Board of Directors. The Investor Group may initially nominate three persons to the Board of Directors and must vote all its shares so as to elect eight other persons nominated to the Board of Directors by Mr. J. Erik Hvide. Of these eight nominees, one will be Mr. Hvide, no more than three others may be employees of the Company, its subsidiaries or members of the Hvide Family, and the remainder must be independent of Mr. Hvide, the Company, and its subsidiaries. In addition, J. Erik Hvide and the Hvide Trusts must vote their shares to elect the three Investor Group nominees. The number of nominees that the Investor Group is entitled to designate will be reduced by one at such times as the Investor Group's Primary Economic Interest (as defined in the Shareholders Agreement) drop below 20%, 10%, and 5%, respectively, of the Company's outstanding Common Stock. The Investor Group may remove their nominees, with or without cause, and may nominate successors to their nominees. All director nominees must be U.S. citizens.

     Right of First Refusal. Mr. Hvide (together with the Hvide Trusts) and the Investor Group, respectively, have granted a right of first refusal for each to purchase the other's stock in certain circumstances.



         The rights granted to the Investor Group under the Shareholders Agreement are in addition to the rights granted to the Investor Group under the Articles of Incorporation. See "--Certain Provisions of Articles of Incorporation and Bylaws."



Registration Rights Agreement

         The Company and the Investor Group have entered into a registration rights agreement. Under such registration rights agreement, the Investor Group has the right to demand that its shares of Common Stock be registered for sale pursuant to the requirements of the Securities Act, up to three times, subject to certain deferral rights of the Company. Each of the members of the Investor Group has the right to request that its shares be included in any registered underwritten public offering of the Company's Common Stock, subject to certain cutbacks.

Transfer Agent

         The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, LLC, New York, New York.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase

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



the Preferred Securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "--Certain United States Tax Consequences to Non-United States Holders") or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

         INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Classification of the Debentures

         Hvide has taken the position that the Debentures will be classified for United States federal income tax purposes as indebtedness of Hvide under current law and, by acceptance of Preferred Securities, each holder covenants to treat the Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Debentures. No assurance can be given, however, that such position of Hvide will not be challenged by the Internal Revenue Service ("IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Debentures will be classified as indebtedness of Hvide for United States federal income tax purposes.

Classification of the Issuer

         In connection with the issuance of the Preferred Securities, Dyer Ellis & Joseph PC, United States tax counsel to the Issuer and Hvide, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Debentures.

Original Issue Discount

         Because Hvide has the option, under the terms of the Debentures, to defer payments of interest by extending interest payment periods for up to 60 months, all of the stated interest payments on the Debentures will be treated as "original issue discount." Under the Code, holders of debt instruments

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(such as the  Debentures)  issued with original issue discount must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Debentures will be accounted for as original issue discount. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of original issue discount that accrues in any quarter will approximately equal the amount of the interest that accrues on the Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue original issue discount in an amount approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

         Because income on the Debentures will constitute original issue discount, corporate holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Debentures.

Redemption of Preferred Securities for Debentures or Cash Upon Liquidation of the Issuer

         Under certain circumstances, the Debentures may be discounted to holders in exchange for the Preferred Securities. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Debentures distributed equal to such holder's aggregate tax basis in its Preferred Securities exchanged therefor. A holder's holding period in the Debentures so received would include the period during which the Preferred Securities were held by such holder. If, however, the exchange is caused by a Tax Event which results in the Issuer being treated as an association taxable as a corporation the distribution would likely constitute a taxable event to the Issuer and holders of the Preferred Securities.

         Under certain circumstances described herein (see "Description of the Preferred Securities--Special Event Exchange or Redemption"), the Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss in the same manner as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

Sales of Preferred Securities

         A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by original issue discount previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities to the date of disposition. In general, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale.

         The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of or converts his Preferred Securities between record dates for payments of distributions thereon will be required to include

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



accrued but unpaid interest on the Debenture through the date of disposition or conversion in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Market Discount and Bond Premium

         Holders that purchase the Preferred Securities at a price that is greater or less than the adjusted issue price of such holder's proportionate share of the Debentures (which generally should approximate the face amount plus accrued but unpaid interest on the Debentures) may be considered to have acquired their undivided interests in the Debentures with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

Conversion of Preferred Securities Into Hvide Class A Common Stock

         Except possibly to the extent attributable to accrued and unpaid interest on the Debentures, a holder of Preferred Securities will not recognize income, gain or loss upon the conversion of the Preferred Securities into Hvide Class A Common Stock through the Conversion Agent. A holder of Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Hvide Class A Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such a holder's tax basis in the Hvide Class A Common Stock received upon conversion should generally be equal to such holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and such holder's holding period in the Hvide Class A Common Stock received upon conversion should generally begin on the date such holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

         Holders of Preferred Securities should not recognize gain or loss upon expiration of the conversion rights. Such expiration should not affect a significant modification of the underlying Debentures within the meaning of applicable Treasury Regulations, and thus will not be considered a sale or exchange for purposes of federal income taxation.

Adjustment of Conversion Price

         Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from Hvide in the event the conversion ratio of the Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Hvide Class A Common Stock into or for which the Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of Hvide were increased, and
(ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Hvide Class A Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders

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



may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Hvide. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

Information Reporting to Holders

         The Issuer will report the original issue discount, if any, that accrued during the year with respect to the Debentures, and any gross proceeds received by the Issuer from the retirement or redemption of the Debentures, annually to the holders of record of the Preferred Securities and the IRS. The Issuer currently intends to deliver such reports to holders of record prior to January 31, following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

Backup Withholding

         Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax provided the required information is timely filed with the IRS.

Possible Tax Legislation

         As a part of President Clinton's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation that, among other things, would have treated as equity for United States federal income tax purposes certain debt instruments that are not shown as indebtedness on the consolidated balance sheet of the Issuer. Although this proposal was not included in the tax legislation ultimately enacted, there can be no assurance that such a proposal will not be enacted in the future, that such future legislation will not have a retroactive effective date and that such future legislation will not prevent Hvide from deducting interest on the Debentures. Such an event would constitute a Tax Event and would permit the Issuer to exchange the Preferred Securities, in whole or in part, for the Debentures or redeem, in whole or in part, the Preferred Securities and Debentures.

Certain United States Tax Consequences to Non-United States Holders

         General. The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Preferred Securities by a "Non-United States Holder" and does not deal with tax consequences arising under the laws of any foreign, state, or local jurisdiction. As used herein, a "Non-United States Holder" is a person or entity that, for United States federal income tax purposes, is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized under the laws of the United States or a political subdivision thereof, or an estate or trust, the income of which is subject to United States federal income taxation regardless of its source, or that otherwise is subject to United States federal income taxation on a net basis in respect of the Preferred Securities. The tax treatment of the holders of the Preferred Securities may vary depending upon their particular situations. Certain holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors who are Non-United States Holders are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding and disposing of Preferred Securities and Hvide Class A Common Stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

         Interest. Interest (including original issue discount) received or accrued by a Non-United States Holder of Preferred Securities will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and (i) the Non-United States Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of Hvide and is not a controlled foreign corporation with respect to which Hvide is a "related person" within the meaning of the Code and (ii) the beneficial owner of the Preferred Securities certifies, under penalty of perjury, that the beneficial owner is not a United States person and provide the beneficial owner's name and address.

         Gain on Disposition of Preferred Securities. A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Preferred Security unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder, or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Preferred Security as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

         Dividends on Hvide Class A Common Stock. In the event that dividends are paid on Hvide Class A Common Stock, except as described below, such dividends paid to a Non-United States Holder of Hvide Class A Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business of the Non-United States Holder within the United States. If the dividend is effectively connected with the conduct of a trade or business of the Non-United States Holder within the United States, the dividend would be subject to United States federal income tax on a net income basis of applicable graduated individual or corporate rates and would be exempt from the 30% withholding tax described above. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

         Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above, and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under proposed United States Treasury regulations, not currently in effect, however, a Non-United States Holder of Hvide Class A Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption discussed above.

         A Non-United States Holder of Hvide Class A Common Stock that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the IRS.

     Gain on Disposition of Hvide Class A Common Stock. A Non-United States Holder generally will not be subject to United States income tax on any gain recognized on a disposition of the Hvide Class

A Common Stock unless (i) Hvide is or has been a "United States real property holding corporation" (a "USRPHC") within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-United States Holder's holding period, (ii) the gain is effectively connected with the conduct of a trade or business within the United States of the NonUnited States Holder and, if a tax treaty applies, attributable to a permanent establishment maintained by the Non-United States Holder, (iii) The Non-United States Holder is an individual who holds the Hvide Class A Common Stock as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a "tax home" (as defined for United States federal income tax purposes) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iv) the Non-United States Holder is subject to tax pursuant to the Code provisions applicable to certain United States expatriates. If an individual Non-United States Holder falls under clauses (ii) or (iv) above, he or she will be taxed on his or her net gain derived from the sale under regular United States federal income tax rates. If the individual Non-United States Holder falls under clause
(iii) above, he or she will be subject to a flat 30% tax on the gain derived from the sale which may be offset by United States capital losses
(notwithstanding the fact that he or she is not considered a resident of the United States). If a Non-United States Holder that is a foreign corporation falls under clause (ii) above, it will be taxed on its gain under regular graduated United States federal income tax rates and, in addition, will under certain circumstances be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

         A corporation is generally a USRPHC if the fair amount value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Hvide believes that it currently is not a USRPHC.

         Federal Estate Taxes. A Preferred Security beneficially owned by an individual who is a NonUnited States Holder at the time of his or her death generally will not be subject to United States Federal estate tax as a result of such individual's death, provided that (i) such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Hvide entitled to vote within the meaning of section 871(h)(3) of the Code, and (ii) interest payments (including payments of original issue discount) with respect to the Debentures would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual. Common Stock of Hvide owned, or treated as owned, by an individual Non-United States Holder at the time of his or her death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

         Information Reporting and Backup Withholding. Hvide must report annually to the IRS and to each Non-United States Holder the amount of interest and dividends paid to such holder and the amount of any tax withheld. These information reporting requirements apply regardless of whether withholding is required. Copies of the information returns reporting such interest and dividends and withholding may also be made available to the tax authorities in the country in which the Non-United States Holder resides under the provisions of an applicable income tax treaty.

         In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither Hvide nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Preferred Securities by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalty of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Preferred Securities by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Preferred Securities by or through a foreign office or foreign broker not subject to the preceding sentence.

         United States backup withholding tax generally will not apply to (a) the payment of dividends paid on Hvide Class A Common Stock to a Non-United States Holder at an address outside the United States or (b) the payment of the proceeds of the sale of Hvide Class A Common Stock to or through the foreign office of a broker. In the case of the payment of proceeds from such a sale of Hvide Class A Common Stock through a foreign office of a broker that is a United States person or a "U.S. related person," however, information reporting (but not backup withholding) is required with respect to the payment unless the broker has documentary evidence in its files that the owner is a Non-United States Holder and certain other requirements are met or the holder otherwise establishes an exemption. For this purpose, a "U.S. related person" is (i) a controlled foreign corporation for United States federal income tax purposes, or
(ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business. The payment of the proceeds of a sale of Hvide Class A Common Stock to or through a United States office of a broker is subject to information reporting and possible backup withholding unless the owner certifies its non-United States status under penalty of perjury or otherwise establishes an exemption.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

         These information and backup withholding rules are under review by the United States Treasury and their application to the Preferred Securities and the Hvide Class A Common Stock could be changed by future regulations. On April 15, 1996, the IRS issued proposed Treasury Regulations concerning the withholding of tax and reporting for certain amounts paid to non-resident individuals and foreign corporations. The proposed regulations would, among other changes, eliminate the presumption under current regulations with respect to dividends paid to addresses outside the United States. The proposed Treasury Regulations, if adopted in their present form, would be effective for payments made after December 31, 1997. Prospective purchasers of the Preferred Securities should consult their tax advisors concerning the potential adoption of such Treasury Regulations.

                                SELLING HOLDERS

         The Preferred Securities were originally issued and sold by the Issuer to Donaldson, Lufkin & Jenrette Securities Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated, and Raymond James & Associates, Inc. (the "Initial Purchasers") and were simultaneously resold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities. The term Selling Holder includes the holders listed below and the beneficial owners of the Preferred Securities and their transferees, pledgees, donees or other successors.

         The following table sets forth information with respect to the Selling Holders of the Preferred Securities and the respective number of Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus.

                                                                                           Shares of Common
                                                                                          Stock Issuable Upon
                                                                     Number of                Conversion of
Selling Holders                                                Preferred Securities     Preferred Securities
Donaldson, Lufkin & Jenrette Securities Corp.................             333,400                    584,916
Putnam Convertible Income-Growth Trust.......................             127,100                    222,984
AIM Charter Fund.............................................             123,000                    215,791
Swiss Bank Corporation-London Branch.........................             116,000                    203,510
Alpine Associates............................................             113,800                    199,650
The TCW Group, Inc...........................................              82,500                    144,738
Neuberger & Berman Genesis Portfolio.........................              60,000                    105,264
Deeprock & Co................................................              50,000                     87,720
Van Kampen American Capital Harbor Fund......................              50,000                     87,720
Paloma Securities, L.L.C.....................................              47,400                     83,158
Provident Life and Accident Insurance Company................              40,000                     70,176
San Diego County Convertible.................................              39,300                     68,947
Nicholas-Applegate Income & Growth Fund......................              38,600                     67,719
Silverton International Fund Limited.........................              31,600                     55,439
Bond Fund Series-- Oppenheimer Bond Fund
     for Growth..............................................              30,000                     52,632
Alexandra Global Investment Fund I, Ltd......................              25,500                     44,737
AIM Balanced Fund............................................              25,000                     43,860
Allstate Insurance Company...................................              25,000                     43,860
Argent Classic Convertible Arbitrage Fund, L.P. .............              25,000                     43,860
Security Insurance Company of Hartford.......................              25,000                     43,860
Davis Convertible Securities Fund............................              22,000                     38,596
The Guardian Life Insurance Company
     of America..............................................              20,000                     35,088
MFS Total Return Fund........................................              19,940                     34,982
Yield Strategies Fund II, LP.................................              15,000                     26,316
AIM V.I. Growth & Income Fund................................              12,000                     21,052
Lincoln National Convertible Securities Fund.................              11,015                     19,324
Hartford Fire Insurance Company..............................              10,400                     18,245


Commonwealth Life Insurance-Stock TRAC.......................              10,000                     17,544
Castle Convertible Fund, Inc.................................              10,000                     17,544
Guaranty National Insurance Company..........................              10,000                     17,544
Employers' Reinsurance Corporation...........................               9,500                     16,666
The Alpine Group.............................................               9,500                     16,666
San Diego City Retirement....................................               9,300                     16,315
LaSalle National Bank........................................               7,500                     13,158
Reserve Convertible Securities Fund..........................               7,500                     13,158
Wake Forest University.......................................               7,300                     12,807
Engineers Joint Pension Fund.................................               4,700                      8,245
New Hampshire State Retirement System........................               4,200                      7,368
Promutual....................................................               3,500                      6,140
Weirton Trust................................................               3,270                      5,736
Baptist Health of South Florida..............................               3,000                      5,263
Putnam Convertible Opportunities and
     Income Trust............................................               3,000                      5,263
Occidental College...........................................               2,800                      4,912
Putnam Balanced Retirement Fund..............................               2,500                      4,386
Stark International..........................................               2,417                      4,240
Shepherd Investments International Ltd.......................               2,317                      4,064
Boston College Endowment.....................................               1,600                      2,807
McMahan Securities Co., L.P..................................               1,515                      2,657
Boston Museum of Fine Art....................................               1,300                      2,280
Walker Art Center............................................               1,255                      2,201
New England Equity Income Fund...............................               1,000                      1,754
Museum of Fine Arts, Boston..................................                 985                      1,728
Dunham & Associates Fund II..................................                 800                      1,403
United National Insurance....................................                 520                        912
Edward B. Bates..............................................                 500                        877
Dunham & Associates Fund III.................................                 400                        701
Putnam Funds Trust - Putnam High Yield Total
     Return Fund.............................................                 400                        701
MFS Convertible Securities Fund..............................                  60                        105
                                                                -----------------            ---------------
      Total..................................................           1,641,194                  2,879,289
                                                                =================            ===============


         Hvide issued 141,760 shares of Class A Common Stock in connection with an acquisition of certain vessels. The following table sets forth information with respect to the Selling Holder of such Class A Common Stock.


                                                                                     Shares of Class A
                                                                                       Common Stock
       Selling Holder                                                                Owned and Offered
Wellington Capital Limited......................................................           141,760

                                PLAN OF DISTRIBUTION

         The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions)
(i) on any national securities exchange on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or (iv) through the writing of options. The Selling Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Offered Securities in the course of hedging the positions they assume. The Selling Holders may also sell Offered Securities short and deliver Offered Securities to close out such short positions, or lend or pledge Offered Securities to broker-dealers that may in turn sell such securities. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed setting forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.


         To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.


         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

         The Company and the Trust will bear the expenses of registration of the Offered Securities, and the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 EXPERTS

         The consolidated financial statements of Hvide Marine Incorporated and subsidiaries appearing in Hvide Marine Incorporated's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the Preferred Securities have been passed upon on behalf of the Issuer by Morris, Nichols, Arsht & Tunnel, Wilmington, Delaware. The validity of the Debentures, the Guarantee, and certain legal matters relating thereto have been passed upon on behalf of Hvide by Dyer Ellis & Joseph PC, Washington, D.C.

                             AVAILABLE INFORMATION

         Hvide is subject to the informational requirements of the Exchange Act and, in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Hvide may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Hvide Class A Common Stock is traded on the Nasdaq National Market and reports and other information herein and therein concerning Hvide can also be inspected at the Nasdaq National Market Exchange, 1735 K Street, N.W., Washington, D.C. 20546. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         No separate financial statements of the Issuer have been included herein. The Issuer and Hvide do not consider that such financial statements would be material to potential investors because the Issuer is a special purpose entity, has no operating history or independent operations, and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Debentures of Hvide and issuing the Preferred Securities and Common Securities and Hvide has fully and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "Hvide Capital Trust," "Description of the Preferred Securities," "Description of the Guarantee," and "Description of the Debentures."

                                    PART II
                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth all expenses payable in connection with the registration of the Common Stock that is the subject of this Registration Statement, all of which shall be borne by the Company. All the amounts shown are estimates except for the registration fee, and the NASD listing and filing fees.

                                                               To be Paid by
                                                                 Registrant
Securities and Exchange Commission registration fee..........$       36,358
Printing and engraving expenses..............................        10,000
Legal fees and expenses......................................        40,000
Accounting fees and expenses.................................        30,000
Miscellaneous expenses.......................................         5,000
                                                               ------------
         Total............................................... $     121,358
                                                              =============


Item 15.  Indemnification of Directors and Officers

         The Company's Articles of Incorporation provide that the Company shall indemnify each director and officer of the Company to the fullest extent permitted from time to time by the laws of the State of Florida or any other applicable laws as presently or hereafter in effect. Section 607.0850 of the Florida Business Corporation Act currently provides as follows:

         (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c)      By independent legal counsel:

1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such proceeding.

         (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

         (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the stockholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

         (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (11) For purposes of this section:

(a)  The term "other enterprises" includes employee benefit plans;

(b)  The term "expenses" includes counsel fees, including those for appeal;

(c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal;

(e)  The term "agent" includes a volunteer;

(f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         The Registrant has purchased an insurance policy that provides for indemnification of the Registrant's executive officers and directors for liability resulting from their negligence, error, omission or breach of duty while acting in their capacities as executive officers and directors on any matter claimed against them by reason of their being executive officers and directors.

Item 16.  Exhibits

(a)      The following is a list of exhibits furnished:

      2.1 Stock Purchase Agreement dated as of October 12, 1995 by and between Hvide Marine Incorporated and OMI Corp.(1)

      2.1(a) Amendment to Stock Purchase Agreement dated as of January 31, 1996 by and among Hvide Marine Incorporated and OMI Corp.(1)

      2.2 Asset Purchase Agreement dated as of March 29, 1996, by and among Hvide Marine Incorporated, Seal Fleet, Inc., Sealcraft Operators, Inc, Seal GP, Inc., South Corporation, and Thomas M. Ferguson.(1)

      2.2(a) Amendment No. 1 dated July 23, 1996, to Asset Purchase Agreement dated as of March 29, 1996, by and among Hvide Marine Incorporated, Seal Fleet, Inc., Sealcraft Operators, Inc., Seal GP, Inc., South Corporation, and Thomas M. Ferguson.(2)

      2.3 Asset Purchase Agreement dated as of March 29, 1996, by and among Hvide Marine Incorporated, Ross Seal Partners, Ltd., Bengal Seal Partners, Ltd., Indian Seal Partners, Ltd., Baffin Seal Partners, Ltd., Baltic Seal Partners, Ltd., and Irwin M. Herz, Jr., as trustee under certain trusts.(1)

      2.3(a) Amendment Number 1 dated July 23, 1996, to Asset Purchase Agreement dated a of March 29, 1996, by and among Hvide Marine Incorporated, Ross Seal Partners, Ltd., Bengal Seal Partners, Ltd., Indian Seal Partners, Ltd., Baffin Seal Partners, Ltd., Baltic Seal Partners, Ltd., and Irwin M. Herz, Jr., as trustee under certain trusts.(2)

      2.4 Articles of Merger of Hvide Marine Incorporated, a Florida corporation into Hvide Corp., a Florida corporation.(2)


      4.1*      Certificate of Trust of Hvide Capital Trust.


      4.1(a)* Appointment of Additional Administrative Trustees of Hvide Capital Trust.


      4.2* Amended and Restated Declaration of Trust, dated as of June 27, 1997, Among Hvide Marine Incorporated as Depositor, The Bank of New York as Property Trustee, The Bank of New York (Delaware) as Delaware Trustee, and J. Erik Hvide, John H. Blankley, and Gene Douglas as Administrative Trustees.


      4.3* Indenture for the 6 1/2% Convertible Subordinated Debentures, dated as of June 27, 1997, among Hvide Marine Incorporated and The Bank of New York as Indenture Trustee.

      4.4*      Form of 6 1/2% Preferred Securities.


      4.5*      Form of 6 1/2% Convertible Debentures.


      4.6* Preferred Securities Guarantee Agreement, dated as of June 27, 1997, between Hvide Marine Incorporated, as Guarantor, and The Bank of New York, as Guarantee Trustee.


      5.1 Opinion of Dyer Ellis & Joseph, Counsel to Hvide Marine Incorporated and special counsel to Hvide Capital Trust, as to the legality of the Debentures, Guarantee and the Common Stock of Hvide marine Incorporated issuable upon conversion of the Preferred Securities being registered hereby.


      5.2 Opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to Hvide Capital Trust, as to the legality of the Preferred Securities being registered hereby.


      8.1 Opinion of Dyer Ellis & Joseph, special United States tax counsel to Hvide Marine Incorporated and Hvide Capital Trust, as to certain tax matters.


     10.1* Registration Rights Agreement, dated June 27, 1997, between Hvide Capital Trust and Donaldson, Lufkin & Jenrette Securities Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated and Raymond James & Associates, Inc., as Purchasers.


       12*      Computation of Ratios.

     23.1       Consent of Ernst & Young LLP.

     23.2       Consent of Counsel (included as part of Exhibit 5).

     23.3       Consent of Deloitte & Touche


     25.1* Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the 6 1/2% Convertible Subordinated Indenture.


     25.2* Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust.


     25.3* Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement.

---------------

         *        Previously filed.

        (1) Incorporated herein by reference to Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 33-78166) filed with the Commission on May 3, 1996.
        (2) Incorporated herein by reference to Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 33-78166) filed with the Commission on August 5, 1996.

         Schedules not listed above have been omitted because they are not applicable or because required information is included in the financial statements or notes thereto.

Item 17.  Undertakings

         (1)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any material  information with respect
                  to the plan of  distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement;

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the Offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (4) The undersigned registrant hereby undertakes that:

                  (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                  (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on the 15th day of October, 1997.

                                    HVIDE MARINE INCORPORATED

                                    By:           /s/ J. ERIK HVIDE
                                                    J. Erik Hvide
                                                Chairman, President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                Title                                       Date
  /s/ J. ERIK HVIDE
J. Erik Hvide                                Chairman of the Board, President,                     October 15, 1997
                                             Chief Executive Officer and
                                             Director (principal executive
                                             officer)

  /s/ JOHN H. BLANKLEY
John H. Blankley                             Executive Vice President--                            October 15, 1997
                                             Chief Financial Officer
                                             and Director (principal financial
                                             officer)


 /s/ JOHN J. KRUMENACKER
John J. Krumenacker                          Controller (principal accounting                      October 15, 1997
                                             officer)

 /s/ EUGENE F. SWEENEY
Eugene F. Sweeney                            Executive Vice President--Operations                  October 15, 1997
                                             and Director

 /s/ ROBERT B. CALHOUN, JR.
Robert B. Calhoun, Jr.                       Director                                              October 15, 1997


 /s/ GERALD FARMER
Gerald Farmer                                Director                                              October 15, 1997

 /s/ JEAN FITZGERALD
Jean Fitzgerald                              Director                                              October 15, 1997

 /s/ JOHN J. LEE
John J. Lee                                  Director                                              October 15, 1997

 /s/ WALTER C. MINK
Walter C. Mink                               Director                                              October 15, 1997

 /s/ ROBERT RICE
Robert Rice                                  Director                                              October 15, 1997

 /s/ RAYMOND B. VICKERS
Raymond B. Vickers                           Director                                              October 15, 1997